                                                                   Exhibit 99.1

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                          AGREEMENT AND PLAN OF MERGER


                                  BY AND AMONG


                               APACHE CORPORATION
                                (THE "PARENT"),


                             YPY ACQUISITIONS, INC.
                               (THE "MERGER SUB")


                                      AND


                      THE PHOENIX RESOURCE COMPANIES, INC.
                                (THE "COMPANY"),


                           DATED AS OF MARCH 27, 1996


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                               TABLE OF CONTENTS
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                                                                            Page
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                                   ARTICLE I

                                   THE MERGER

1.1.      The Merger......................................................   2
1.2.      Effective Time of the Merger....................................   2
1.3.      Closing.........................................................   2
1.4.      Effects of the Merger...........................................   2
1.5.      Officers and Directors..........................................   3
1.6.      Alternative Structure...........................................   3
1.7.      Board of Directors of Parent....................................   3

                                   ARTICLE II

                EFFECT OF THE MERGER ON THE CAPITAL STOCK OF THE
               CONSTITUENT CORPORATIONS; EXCHANGE OF CERTIFICATES

2.1.      Effect on Capital Stock.........................................   4
          (a)   Capital Stock of the Merger Sub...........................   4
          (b)   Cancellation of Treasury Stock and Parent-Owned Stock.....   4
          (c)   Merger Consideration......................................   4

2.2.      Exchange of Certificates........................................   4
          (a)   Exchange Agent............................................   4
          (b)   Exchange Procedures.......................................   5
          (c)   Dividends and Distributions with Respect to
                  Unsurrendered Certificates..............................   5
          (d)   No Further Ownership Rights in Company Common Stock ......   5
          (e)   No Fractional Shares......................................   6
          (f)   Termination of Exchange Agent.............................   6
          (g)   No Liability..............................................   6

                                  ARTICLE III

                         REPRESENTATIONS AND WARRANTIES

3.1.      Representations and Warranties of the Company...................   7
          (a)   Organization, Standing and Power..........................   7
          (b)   Capital Structure ........................................   7
          (c)   Authority; Non-Contravention..............................   8

         (d)      SEC Documents.............................................   9
         (e)      Absence of Certain Changes or Events......................  10
         (f)      Litigation................................................  11
         (g)      Compliance with Applicable Laws...........................  11
         (h)      Advisors..................................................  11
         (i)      Pension and Other Employee Plans and Agreements...........  12
         (j)      Certain Agreements........................................  13
         (k)      Certain Business Practices................................  13
         (l)      Insider Interests.........................................  13
         (m)      Intellectual Property.....................................  14
         (n)      Labor Matters.............................................  14
         (o)      Insurance.................................................  14
         (p)      Environmental Matters.....................................  14
         (q)      Condition of Assets.......................................  15
         (r)      Tax Matters...............................................  15
         (s)      No Excess Parachute Payments or Compensation..............  17
         (t)      Opinion of Financial Advisor..............................  17
         (u)      Takeover Defense Mechanisms...............................  17
         (v)      Vote Required.............................................  17
         (w)      Hedging...................................................  18
         (x)      Concession Agreements and Other Interests.................  18
         (y)      Egyptian Agreements.......................................  19
         (z)      Other Contracts...........................................  19
         (aa)     Internal Financial Report.................................  21
         (ab)     Reserve Report............................................  21
         (ac)     Undisclosed Liabilities...................................  21
         (ad)     Information Supplied......................................  21
         (ae)     Accounts Receivable.......................................  22
         (af)     Operating Companies.......................................  22
         (ag)     Tax Free Reorganization...................................  22

3.2.     Representations and Warranties of the Parent.......................  24
         (a)      Organization, Standing and Power..........................  24
         (b)      Capital Structure.........................................  24
         (c)      Authority; Non-Contravention..............................  25
         (d)      SEC Documents.............................................  26
         (e)      Absence of Certain Changes or Events......................  26
         (f)      Litigation................................................  26
         (g)      Compliance with Applicable Laws...........................  26
         (h)      Advisors..................................................  27
         (i)      Benefit Plans; ERISA Compliance...........................  27
         (j)      Director, Officer and Employee Agreements.................  30
         (k)      Certain Business Practices................................  30


         (l)    Insider Interests..........................................  30
         (m)    Intellectual Property......................................  30
         (n)    Labor Matters..............................................  31
         (o)    Insurance..................................................  31
         (p)    Environmental Matters......................................  31
         (q)    Condition of Assets........................................  32
         (r)    Tax Matters................................................  32
         (s)    Undisclosed Liabilities....................................  32
         (t)    No Stock Ownership in the Company..........................  33
         (u)    Title......................................................  33
         (v)    Advances From Gas Purchaser................................  33
         (w)    Internal Financial Report..................................  33
         (x)    Material Contracts.........................................  33
         (y)    Information Supplied.......................................  34
         (z)    Tax Free Reorganization....................................  34

3.3.     Representations and Warranties Regarding the Merger Sub...........  36
         (a)     Organization and Standing.................................  36
         (b)     Capital Structure.........................................  36
         (c)     Authority.................................................  36

                                   ARTICLE IV

                   COVENANTS RELATING TO CONDUCT OF BUSINESS

4.1.     Conduct of Business by the Company and Parent Pending the Merger..  36
4.2.     No Solicitation...................................................  40
4.3.     Tax-Free Reorganization...........................................  41
4.4.     Notices of Certain Events.........................................  41

                                  ARTICLE V

                            ADDITIONAL AGREEMENTS

5.1.     Stockholders Meetings  ...........................................  41
5.2.     Preparation of Registration Statement and the Proxy Statement.....  42
5.3.     Letter of the Company's Accountants...............................  42
5.4.     Letter of the Parent's Accountants................................  42
5.5.     Access to Information.............................................  42
5.6.     Legal Conditions to Merger........................................  43
5.7.     Stock Exchange Listing............................................  43
5.8.     Public Announcements..............................................  43
5.9.     Company Stock Plans...............................................  43

5.10.   Fees and Expenses.................................................  44
5.11.   Brokers or Finders................................................  45
5.12.   Indemnification...................................................  46
5.13.   Additional Agreements; Reasonable Efforts.........................  47

                                   ARTICLE VI

                              CONDITIONS PRECEDENT

6.1.    Conditions to Each Party's Obligation to Effect the Merger........  48
        (a)    Stockholder Approval.......................................  48
        (b)    NYSE Listing...............................................  48
        (c)    Other Approvals............................................  48
        (d)    Registration Statement.....................................  48

6.2.    Conditions of Obligations of the Parent and the Merger Sub........  48
        (a)    Representations and Warranties.............................  48
        (b)    Performance of Obligations of the Company..................  48
        (c)    Opinion of U.S. Counsel....................................  49
        (d)    Opinion of Egyptian Counsel................................  50
        (e)    Consents Under Agreements..................................  51
        (f)    No Amendments to Resolutions...............................  51
        (g)    Dissenting Stockholders....................................  51
        (h)    No Injunctions or Restraints...............................  51
        (i)    Other Documents  ..........................................  51

6.3.   Conditions of Obligations of the Company...........................  51
       (a)     Representations and Warranties.............................  51
       (b)     Performance of Obligations of the Parent and
                 the Merger Sub...........................................  52
       (c)     Opinion of Counsel.........................................  52
       (d)     Consents Under Agreements..................................  54
       (e)     No Amendments to Resolutions...............................  54
       (f)     No Injunctions or Restraints...............................  54
       (g)     Other Documents............................................  54
       (h)     Tax Opinion................................................  54

                                  ARTICLE VII

                           TERMINATION AND AMENDMENT
7.1.   Termination........................................................  55
7.2.   Effect of Termination..............................................  56
7.3.   Amendment..........................................................  56



7.4.   Extension; Waiver..................................................  57

                                 ARTICLE VIII

                              GENERAL PROVISIONS

8.1.   Nonsurvival of Representations and Warranties......................  57
8.2.   Notices............................................................  57
8.3.   Interpretation.....................................................  58
8.4.   Counterparts.......................................................  58
8.5.   Entire Agreement; No Third Party Beneficiaries.....................  58
8.6.   Governing Law......................................................  59
8.7.   Assignment.........................................................  59
8.8.   Severability.......................................................  59
8.9.   Enforcement of this Agreement......................................  59

Signatures................................................................  60

                          AGREEMENT AND PLAN OF MERGER


         THIS AGREEMENT AND PLAN OF MERGER (this "Agreement") dated as of March 27, 1996, among Apache Corporation, a Delaware corporation (the "Parent"), YPY Acquisitions, Inc., a Delaware corporation and a wholly owned subsidiary of the Parent (the "Merger Sub"), and The Phoenix Resource Companies, Inc., a Delaware corporation (the "Company").

         WHEREAS, the respective Boards of Directors of the Parent, the Merger Sub and the Company, and the Parent acting as the sole stockholder of the Merger Sub, have approved the merger of the Merger Sub with and into the Company (as described herein or as modified as contemplated under Section 1.6, the "Merger"), pursuant and subject to the terms and conditions of this Agreement, whereby each issued and outstanding share of Common Stock, par value $0.01 per share, of the Company ("Company Common Stock") not owned by the Company directly or through a wholly owned Subsidiary (as defined below) will be converted into the right to receive Common Stock, par value $1.25 per share, of the Parent ("Parent Common Stock"), and the Cash Consideration (as defined below), all as provided herein;

         WHEREAS, the Board of Directors of the Company has determined that the Merger is consistent with and is in the best interests of the Company and its stockholders and has adopted this Agreement and approved the Merger and the other transactions contemplated hereby, and recommended approval and adoption of this Agreement by the holders of the Company Common Stock;

         WHEREAS, the Board of Directors of the Parent has determined that the Merger is in furtherance of the long-term business strategy of the Parent, and is consistent with and in the best interests of the Parent and its stockholders and has adopted this Agreement and approved the Merger and the other transactions contemplated hereby;

         WHEREAS, as a condition to the willingness of the Parent and the Merger Sub to enter into this Agreement, the Parent has required that the executive officers and directors of the Company agree, and in order to induce the Parent and the Merger Sub to enter into this Agreement such executive officers and directors have agreed pursuant to that certain letter of even date herewith, to vote in favor of the Merger as provided in such letter;

         WHEREAS, the Boards of Directors of the Merger Sub and the Parent, as the sole stockholder of the Merger Sub, have adopted this Agreement and approved the Merger and the other transactions contemplated hereby;

         WHEREAS, for United States income tax purposes, it is intended that the Merger shall qualify as a reorganization within the meaning of Section 368(a) of the Internal Revenue Code of 1986, as amended (the "Code"); and

         WHEREAS, the Parent, the Merger Sub and the Company desire to make certain representations, warranties and agreements in connection with the Merger and also to prescribe various conditions to the consummation of the Merger;

         NOW, THEREFORE, in consideration of the premises and the representations, warranties and agreements herein contained, the parties hereto agree as follows:


                                   ARTICLE I

                                   THE MERGER

         1.1. The Merger. Upon the terms and subject to the conditions hereof, and in accordance with the General Corporation Law of the State of Delaware (the "DGCL"), the Merger Sub shall be merged with and into the Company at the Effective Time (as defined in Section 1.2).

         1.2. Effective Time of the Merger. Subject to the provisions of this Agreement, a certificate of merger (the "Certificate of Merger") shall be duly prepared, executed and acknowledged by the Surviving Corporation (as defined in Section 1.4) and thereafter delivered to the Secretary of State of the State of Delaware, for filing, as provided in the DGCL, as soon as practicable on or after the Closing Date (as defined in Section 1.3). The Merger shall become effective upon the filing of the Certificate of Merger with the Secretary of State of the State of Delaware or at such time thereafter as is provided in the Certificate of Merger (the "Effective Time").

         1.3. Closing. The closing of the Merger (the "Closing") will take place at 10:00 a.m. on a date to be specified by the parties, which shall be no later than the first business day after satisfaction of the latest to occur of the conditions set forth in Sections 6.1 (provided that the other closing conditions set forth in Article VI have been met or waived as provided in
Article VI at or prior to the Closing) (the "Closing Date"), at the principal executive offices of the Parent, unless another date, time or place is agreed to in writing by the parties hereto.

         1.4.   Effects of the Merger.

                 (a) At the Effective Time, (i) the separate existence of the Merger Sub shall cease and the Merger Sub shall be merged with and into the Company (the Merger Sub and the Company are sometimes referred to herein as the "Constituent Corporations," and the Company is sometimes referred to herein as the "Surviving Corporation"), (ii) the Certificate of Incorporation, as amended to date, of the Merger Sub as in effect immediately prior to the Effective Time shall be the Certificate of Incorporation of the Surviving Corporation, and (iii) the By- laws of the Merger Sub as in effect immediately prior to the Effective Time shall be the By-laws of the Surviving Corporation.

                 (b) At and after the Effective Time, the Surviving Corporation shall possess all the rights, privileges, powers and franchises of a public as well as of a private nature, and be subject to all the restrictions, disabilities and duties of each of the Constituent Corporations; and all and singular rights, privileges, powers and franchises of each of the Constituent Corporations, and all property, real, personal and mixed, and all debts due to either of the Constituent Corporations on whatever account, as well as for stock subscriptions and all other things in action or belonging to each of the Constituent Corporations, shall be vested in the Surviving Corporation; and all property, rights, privileges, powers and franchises, and all and every other interest shall be thereafter as effectually the property of the Surviving Corporation as they were of the Constituent Corporations, and the title to any real estate vested by deed or otherwise, in either of the Constituent Corporations, shall not revert or be in any way impaired; but all rights of creditors and all liens upon any property of either of the Constituent Corporations shall be preserved unimpaired, and all debts, liabilities and duties of the Constituent Corporations shall thenceforth attach to the Surviving Corporation, and may be enforced against it to the same extent as if said debts and liabilities had been incurred by it.

         1.5. Officers and Directors. The officers and directors of the Merger Sub immediately prior to the Effective Time shall become the officers and directors of the Surviving Corporation, until the earlier of their resignation or removal or until their respective successors are duly elected or appointed and qualified, as the case may be.

         1.6. Alternative Structure. Notwithstanding anything to the contrary provided elsewhere in this Agreement, if at any time following the execution and delivery of this Agreement the Parent determines that it is necessary to restructure the Merger in order for the Merger to be treated as a reorganization within the meaning of Section 368(a) of the Code, the Merger shall be restructured so that the Company merges with and into the Merger Sub with the Merger Sub being the Surviving Corporation after the Effective Time. The Parent shall notify the Company in writing promptly of such a determination and the parties hereto shall take any and all actions as are necessary to reflect and give effect to the foregoing changes to the structure of the Merger. In the event that the Merger is restructured in accordance with this
Section 1.6, the "Surviving Corporation" referred to herein shall be deemed to refer to the Merger Sub.

         1.7. Board of Directors of Parent. Prior to the Effective Time, the Board of Directors of Parent shall take all necessary action to designate a present director of the Company, in Parent's sole discretion, to serve as an additional director of Parent commencing at the Effective Time, provided that such designee shall consent to such appointment. The Board of Directors of Parent shall take all action necessary to cause such designee (provided that he has consented to so serve) to be appointed or elected as a director of Parent commencing at the Effective Time.

                                   ARTICLE II

                EFFECT OF THE MERGER ON THE CAPITAL STOCK OF THE
               CONSTITUENT CORPORATIONS; EXCHANGE OF CERTIFICATES

         2.1. Effect on Capital Stock. As of the Effective Time, by virtue of the Merger and without any action on the part of the holder of any shares of Company Common Stock or capital stock of the Merger Sub:

                 (a) Capital Stock of the Merger Sub. Each share of capital stock of the Merger Sub issued and outstanding at the Effective Time, shall remain outstanding and shall be unchanged after the Merger and shall thereafter constitute all of the issued and outstanding capital stock of the Surviving Corporation.

                 (b) Cancellation of Treasury Stock and Parent-Owned Stock. All shares of Company Common Stock that are owned by the Company as treasury stock and any shares of Company Common Stock owned by the Parent, the Merger Sub or any other wholly owned Subsidiary of the Parent or the Company shall be canceled and retired and shall cease to exist and no stock of the Parent or other consideration shall be delivered in exchange therefor.

                 (c) Merger Consideration. Subject to Section 2.2(e), each issued and outstanding share of Company Common Stock (other than shares to be canceled in accordance with Section 2.1(b)) shall be converted into the right to receive (i) .75 validly issued, fully paid and nonassessable shares of Parent Common Stock; and (ii) $4.00 in cash (the "Cash Consideration") (such shares of Parent Common Stock and Cash Consideration being referred to herein collectively as the "Merger Consideration"); provided, however, that, in any event, if between the date of this Agreement and the Effective Time the outstanding shares of Parent Common Stock or Company Common Stock shall have been changed into a different number of shares or different class by reason of any stock dividend, subdivision, reclassification, recapitalization, split, combination or exchange of shares, the number of shares of Parent Common Stock to be received shall be correspondingly adjusted to reflect such stock dividend, subdivision, reclassification, recapitalization, split, combination or exchange of shares. All such shares of Company Common Stock shall no longer be outstanding and shall automatically be canceled and retired and shall cease to exist, and each holder of a certificate representing any such shares shall cease to have any rights with respect thereto, except the right to receive the Merger Consideration upon the surrender of such certificate in accordance with
Section 2.2, without interest.

         2.2.   Exchange of Certificates.

                 (a) Exchange Agent. As of the Effective Time, the Parent shall deposit the aggregate amount of Merger Consideration required to be exchanged in accordance with the terms of this Article II with Norwest Bank Minnesota, N.A., or another commercial bank or trust company designated by the Parent which is reasonably acceptable to the Company (the "Exchange Agent"), for the benefit of the holders of shares of Company Common Stock.

                 (b) Exchange Procedures. As soon as reasonably practicable after the Effective Time, the Exchange Agent shall mail to each holder of record of a certificate or certificates that immediately prior to the Effective Time represented outstanding shares of Company Common Stock (the "Certificates") whose shares were converted into the right to receive the Merger Consideration pursuant to Section 2.1, (i) a letter of transmittal (which shall specify that delivery shall be effected, and risk of loss and title to the Certificates shall pass, only upon delivery of the Certificates to the Exchange Agent and shall be in such form and have such other provisions as the Parent and the Company may reasonably specify), and (ii) instructions for use in effecting the surrender of the Certificates in exchange for the Merger Consideration. Upon surrender of a Certificate for cancellation to the Exchange Agent or to such other agent or agents as may be appointed by the Parent, together with such letter of transmittal, duly executed, the holder of such Certificate shall be entitled to receive in exchange therefor the Merger Consideration determined pursuant to the provisions of this Article II, and the Certificate so surrendered shall forthwith be canceled. In the event of a transfer of ownership of Company Common Stock that is not registered in the transfer records of the Company, the Merger Consideration may be paid to a transferee if the Certificate representing such Company Common Stock is presented to the Exchange Agent, accompanied by all documents required to evidence and effect such transfer and by evidence that any applicable stock transfer taxes have been paid. Until surrendered as contemplated by this
Section 2.2, each Certificate shall be deemed at any time after the Effective Time to represent only the right to receive upon such surrender the Merger Consideration.

                 (c) Dividends and Distributions with Respect to Unsurrendered Certificates. No dividends or other distributions made on or after the Effective Time with respect to Parent Common Stock with a record date on or after the Effective Time shall be paid to the holder of any unsurrendered Certificate with respect to the shares of Parent Common Stock represented thereby until the holder of record of such Certificate shall surrender such Certificate. Subject to applicable escheat laws, following surrender of any such Certificate, the Parent shall pay or cause to be paid to the record holder of the certificates representing whole shares of Parent Common Stock issued in exchange therefor, without interest, (i) at the time of such surrender, the amount of dividends or other distributions with a record date on or after the Effective Time previously paid with respect to Parent Common Stock, and (ii) at the appropriate payment date, the amount of dividends or other distributions with a record date on or after the Effective Time and a payment date subsequent to such surrender payable with respect to such whole shares of Parent Common Stock.

                 (d) No Further Ownership Rights in Company Common Stock. Payment of the Merger Consideration and any cash payments pursuant to Section 2.2(c) or 2.2(e) made upon the surrender for exchange of shares of Company Common Stock in accordance with the terms hereof shall be deemed to have been made in full satisfaction of all rights pertaining to such shares of Company Common Stock; provided, however, that the Surviving

Corporation shall remain obligated to pay any dividends or make any other distributions with a record date prior to the Effective Time that may have been declared or made by the Company on such shares of Company Common Stock in accordance with the terms of this Agreement or prior to the date hereof and that remain unpaid at the Effective Time. From and after the Effective Time, there shall be no further registration of transfers on the stock transfer books of the Surviving Corporation of the shares of Company Common Stock that were outstanding immediately prior to the Effective Time. If, after the Effective Time, Certificates are presented to the Surviving Corporation for any reason, they shall be canceled and exchanged as provided in this Article II.

                 (e) No Fractional Shares. Notwithstanding anything in this Agreement to the contrary, no certificates or scrip representing fractional shares of Parent Common Stock shall be issued upon the surrender for exchange of Certificates, and such fractional share interests will not entitle the owner thereof to vote or to any rights of a stockholder of the Parent. In lieu of any such fractional shares, each holder of Company Common Stock who would otherwise be entitled to a fraction of a share of Parent Common Stock upon surrender of Certificates shall be entitled to receive from the Exchange Agent a cash payment equal to such fraction multiplied by the closing price per share of Parent Company Stock on The New York Stock Exchange, Inc. ("NYSE") Composite Transactions Reporting System on the last trading day immediately preceding the Effective Time. The Parent shall make available to the Exchange Agent the amount of cash required to make any cash payments in lieu of fractional shares.

                 (f) Termination of Exchange Agent. Any Merger Consideration or cash in lieu of fractional shares that remains undistributed to the stockholders of the Company for six months after the Effective Time shall be delivered by the Exchange Agent to the Parent, upon demand, and any stockholders of the Company who have not theretofore complied with this Article II shall thereafter look only to the Parent for payment of their claim for Merger Consideration and any cash in lieu of fractional shares of Parent Common Stock. Thereafter, subject to Section 2.1(g), the Parent shall have the same obligations as the Exchange Agent to distribute the Merger Consideration and cash in lieu of fractional shares of Parent Common Stock in accordance with the provisions of this Agreement.

                 (g) No Liability. Neither the Parent nor the Company shall be liable to any holder of shares of Company Common Stock for any Merger Consideration or other amounts properly delivered to a public official pursuant to any applicable abandoned property, escheat or similar law.

                                  ARTICLE III

                         REPRESENTATIONS AND WARRANTIES

         3.1. Representations and Warranties of the Company. Except as set forth on the schedule of disclosures made by the Company to the Parent that has been delivered simultaneously with the execution of this Agreement ("Company Disclosure Schedule") or the Company SEC Documents (hereinafter defined), the Company represents and warrants to the Parent and the Merger Sub as follows:

                 (a) Organization, Standing and Power. Each of the Company and its Subsidiaries is a corporation duly incorporated, validly existing and in good standing under the laws of its state of incorporation, has all requisite corporate power and authority to own, lease and operate its properties and to carry on its business as now being conducted, and is duly qualified and in good standing to do business in each jurisdiction in which the nature of its business or the ownership or leasing of its properties makes such qualification necessary, other than in such jurisdictions where the failure so to qualify would not have a Material Adverse Effect on the Company or its Significant Subsidiaries (as hereinafter defined) individually. For purposes of this Agreement, (i) "Material Adverse Change" or "Material Adverse Effect" means, when used with respect to the Parent or the Company, any change or effect that is or, so far as can reasonably be determined, may be materially adverse to the assets, liabilities, business, condition (financial or otherwise) or cash flows from operating activities of the Parent and its Subsidiaries taken as a whole or the Company and its Subsidiaries taken as a whole, as the case may be (unless the context specifies that such change or effect shall be taken individually), and (ii) "Subsidiary" means any corporation, partnership, joint venture (exclusive of any joint operating agreement) or other legal entity of which the Parent or the Company, as the case may be (either alone or through or together with any other Subsidiary),
(A) owns, directly or indirectly, 50% or more of the stock or other equity interests the holders of which are generally entitled to vote for the election of the board of directors or other governing body of such corporation or other legal entity, or (B) is a general partner. All of the Company's Subsidiaries are listed on Schedule 3.1(a) of the Company Disclosure Schedule. None of the Company's Subsidiaries is a partnership.

                 (b) Capital Structure. As of the date hereof, the authorized capital stock of the Company consists of 20,000,000 shares of Company Common Stock and 5,000,000 shares of Preferred Stock, par value $0.01 per share of the Company ("Company Preferred Stock"). At the close of business on March 27, 1996, (i) 16,097,756 shares of Company Common Stock were outstanding, 1,276,057 shares of Company Common Stock were reserved for issuance upon the exercise of outstanding stock options issued pursuant to the Company's 1990 Employee Stock Option Plan or 1990 Nonemployee Director Stock Option Plan, or were reserved for issuance pursuant to the Nonemployee Director Compensation Plan (such stock, stock option and compensation plans, collectively, the "Company Stock Plans"), (ii) 864,164 shares of Company Common Stock were held by the Company in its treasury, or by its wholly owned Subsidiaries, (iii) no shares of Company Preferred Stock were outstanding and none were held by the Company or any Subsidiary in its treasury and

(iv) no bonds, debentures, notes or other indebtedness having the right to vote (or convertible into securities having the right to vote) on any matters on which stockholders may vote ("Voting Debt"), were issued or outstanding.
Except as set forth in Schedule 3.1(b) of the Company Disclosure Schedule, all of the outstanding shares of capital stock of each corporate Subsidiary of the Company, and all of the equity interests in each non-corporate Subsidiary of the Company, are owned beneficially and of record by the Company or another Subsidiary of the Company, free and clear of all liens, pledges, adverse claims, charges, security interests or other encumbrances of any kind. All outstanding shares of the Company's capital stock are validly issued, fully paid and nonassessable and not subject to preemptive rights. All the outstanding shares of capital stock of the Subsidiaries of the Company that are corporations and all of the Company's direct or indirect ownership interest in the Company's Subsidiaries that are not corporations are validly issued, fully paid and nonassessable and not issued subject to any preemptive rights. As of the date of this Agreement, except pursuant to the Company Stock Plans, there are no options, warrants, calls, rights, or agreements to which the Company or any Subsidiary of the Company is a party or by which it is bound obligating the Company or any Subsidiary of the Company to issue, deliver or sell, or cause to be issued, delivered or sold, additional shares of capital stock or any Voting Debt of the Company or of any Subsidiary of the Company or obligating the Company or any Subsidiary of the Company to grant, extend or enter into any such option, warrant, call, right or agreement. After the Effective Time, there will be no option, warrant, call, right or agreement obligating the Company or any Subsidiary of the Company to issue, deliver or sell, or cause to be issued, delivered or sold, any shares of capital stock or any Voting Debt of the Company or any Subsidiary of the Company, or obligating the Company or any Subsidiary of the Company to grant, extend or enter into any such option, warrant, call, right or agreement. Except as disclosed in the Company SEC Documents, and except for the capital stock and ownership interests of its Subsidiaries, the Company does not own, directly or indirectly, any capital stock, equity interest or other ownership interest in any corporation, partnership, association, joint venture (exclusive of any joint operating agreement), limited liability company or other entity.

                 (c) Authority; Non-Contravention. The Company has all requisite corporate power and authority to enter into this Agreement and, subject to approval of this Agreement by the stockholders of the Company, to consummate the transactions contemplated hereby. The execution and delivery of this Agreement by the Company and the consummation by the Company of the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of the Company, subject to such approval of this Agreement by the stockholders of the Company. The board of directors of the Company at a meeting duly called and held on March 27, 1996, unanimously determined that the Merger is fair to and in the best interests of the Company and its stockholders, approved this Agreement, resolved to recommend approval by the Company's stockholders of this Agreement, and directed that this Agreement be submitted to the Company's stockholders for their approval. This Agreement has been duly executed and delivered by the Company and, subject to such approval of this Agreement by the stockholders of the Company and assuming the valid authorization, execution and delivery of this Agreement by the Parent and the Merger Sub, constitutes a valid and binding obligation of the Company enforceable against the Company in accordance with its terms. The execution and delivery of this Agreement do not, and the consummation of the transactions contemplated hereby and compliance with the provisions hereof will not, conflict with, or result in any violation of, or default (with or without notice or lapse of time, or both) under, or give rise to a right of termination, cancellation or acceleration of any obligation or to the loss of a material benefit under, or result in the creation of any lien, pledge, security interest, adverse claim, charge, or other encumbrance upon any of the properties or assets (any such conflict, violation, default, right of termination, cancellation or acceleration, loss or creation, a "Violation") of the Company or any of its Subsidiaries pursuant to any provision of (i) the Certificate of Incorporation, as amended, or By-laws of the Company (true and complete copies of which as of the date hereof have been delivered to the Parent) or any provision of the comparable charter or organization documents of any of its Subsidiaries, (ii) any contract, agreement, loan or credit agreement, note, bond, mortgage, indenture, lease, Plan (as defined in Section 3.1(i)) or other agreement, obligation, instrument, permit, concession, franchise, or license applicable to the Company or any of its Subsidiaries, or
(iii) any judgment, injunction, order, decree, statute, law, ordinance, rule or regulation applicable to the Company or any of its Subsidiaries or their respective properties or assets, and with respect to clauses (ii) and (iii), other than (a) a Violation which would not have a Material Adverse Effect on the Company (other than with respect to the Egyptian Agreements (as defined in Section 3.1(x)) and with respect to the Egyptian Agreements, would not affect adversely any material rights thereunder, (b) Plans (including employment agreements) in accordance with the terms thereof and as summarized in the Company SEC Documents and (c) cancellations, terminations or accelerations under the Non-Employee Director Compensation Plan of the Company in accordance with its terms. No consent, approval, order or authorization of, or registration, declaration or filing with, any court, administrative agency or commission or other governmental authority or instrumentality, domestic or foreign (a "Governmental Entity"), is required by or with respect to the Company or any of its Subsidiaries in connection with the execution and delivery of this Agreement by the Company or the consummation by the Company of the transactions contemplated hereby, except for (i) the filing of a premerger notification report by the Company under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the "HSR Act"), (ii) the filing with the Securities and Exchange Commission ("SEC") of (A) a proxy statement/prospectus in definitive form relating to the meeting of the Company's stockholders to be held in connection with the Merger (the "Proxy Statement"), and (B) such reports under Sections 13(a), 13(d) and 16(a) of the Securities Exchange Act of 1934, as amended (together with the rules and regulations promulgated thereunder, the "Exchange Act"), as may be required in connection with this Agreement and the transactions contemplated hereby, (iii) the filing of the Certificate of Merger with the Secretary of State of the State of Delaware and appropriate documents with the relevant authorities of other states in which the Company is qualified to do business, and (iv) such consents, approvals, orders, authorizations, registrations, declarations and filings as may be required under the corporation, takeover, "Blue Sky" or securities laws of various states of the United States.

                 (d) SEC Documents. The Company has made available to the Parent a true and complete copy of each report, schedule, registration statement and definitive proxy statement, including the exhibits thereto, filed by the Company with the SEC since January 1, 1993 (as such documents have since the time of their filing been amended, the "Company SEC Documents") which are all the documents (other than preliminary material) that the Company was required to file with the SEC since such date. As of their respective dates, the Company SEC Documents complied in all material respects with the requirements of the Securities Act of 1933, as amended, together with the rules and regulations thereunder (the "Securities Act"), or the Exchange Act, as the case may be, and the rules and regulations of the SEC thereunder applicable to such Company SEC Documents, and, as of their respective dates, none of the Company SEC Documents contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. The financial statements of the Company included in the Company SEC Documents comply as to form in all material respects with applicable accounting requirements and with the published rules and regulations of the SEC with respect thereto, have been prepared in accordance with generally accepted accounting principles applied on a consistent basis during the periods involved (except as may be indicated in the notes thereto or, in the case of the unaudited statements, as permitted by Form 10-Q of the SEC) and fairly present (subject, in the case of the unaudited statements, to normal, recurring audit adjustments) the consolidated financial position of the Company and its consolidated Subsidiaries as at the dates thereof and the consolidated results of their operations and cash flows (or changes in financial position prior to the approval of Statement of Financial Accounting Standards Number 95 ("FASB 95")) for the periods then ended.

                 (e) Absence of Certain Changes or Events. Except as disclosed in the Company SEC Documents filed with the SEC prior to the date hereof, from January 1, 1996 through the date hereof, the Company has conducted its business only in the ordinary course consistent with past practice, and there has not been (i) any declaration, setting aside or payment of any dividend or distribution (whether in cash, stock or property) with respect to any of the Company's capital stock or any securities of a Subsidiary not wholly-owned directly or indirectly by the Company or any redemption, purchase or other acquisition by the Company of any of its securities or any securities of a Subsidiary not wholly-owned directly or indirectly by the Company, except for the declaration and payment of the Company's quarterly cash dividend in the amount of $.03 per share declared in March 1996, and to be paid on March 29, 1996 (ii) any damage, destruction or loss (whether or not covered by insurance) to any material asset of the Company or its Subsidiaries, except for any damage, destruction or loss that did not have a Material Adverse Effect on the Company,
(iii) other than in the ordinary course of business, any expenditure or loan of funds, contractual commitment or governmental order to expend or liability or obligation incurred by the Company involving an amount in excess of $200,000, or any series thereof of similar type or nature aggregating to an amount in excess of $200,000, (iv) any change in accounting methods, principles or practices by the Company materially affecting its assets, liabilities or business, except insofar as may have been required by a change in generally accepted accounting principles, (v) except as contemplated in this Agreement, any revaluation by the Company of any of its assets, including the writing down or off of notes or accounts receivable or any election relating to taxes or settlement or compromise of any tax liability, other than in the ordinary course of business and consistent with past practices and, in the case of notes or accounts receivable and elections, settlements or compromises with respect to taxes, not in excess of $200,000 in the aggregate, or (vi) any condition, event or occurrence which, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect on the Company or give rise to a Material Adverse Change with respect to the Company (other than changes in general economic conditions that affect the oil and natural gas industry generally, including, without limitation, the supply of, demand for and prices for, oil and natural gas). As of the date of this Agreement the Company is not engaged in any discussions with any third party regarding any possible Acquisition Transaction (as hereinafter defined).

                 (f) Litigation. Except as disclosed in the Company SEC Documents filed prior to the date of this Agreement, there is no suit, action, or proceeding pending, or, to the knowledge of the Company, threatened against or affecting the Company or any Subsidiary of the Company that is reasonably likely to have a Material Adverse Effect on the Company or any of its Significant Subsidiaries taken individually, nor is there any judgment, decree, injunction, rule or order of any Governmental Entity or arbitrator outstanding against the Company or any Subsidiary of the Company having, or which, insofar as reasonably can be foreseen, in the future could have, any such effect.

                 (g) Compliance with Applicable Laws. The Company and its Subsidiaries hold all required, necessary or applicable permits, licenses, grants, authorizations, easements, variances, exemptions, certificates, orders, franchises and approvals (collectively, "Permits") necessary to own, lease and operate their material properties and to carry on their material business as now being conducted (the "Company Permits"), except where the failure to have any Permits would not have Material Adverse Effect on the Company, and there is no action, proceeding or investigation pending or, to the knowledge of the Company, threatened regarding the suspension or cancellation of any of the Company Permits. The Company and its Subsidiaries are in compliance with the terms of the Company Permits except where the failure to so comply would not have a Material Adverse Effect on the Company. To the knowledge of the Company, neither the Company nor any of its Subsidiaries has violated or failed to comply with any statute, law, ordinance, regulation, rule or order of any Governmental Entity, any arbitration award or any judgment, decree or order of any court or other Governmental Entity, applicable to the Company or any of its Subsidiaries or their respective business, assets or operations, except such violations or failures that in the aggregate would not have a Material Adverse Effect on the Company (other than with respect to the Egyptian business, operations and properties and the Egyptian Agreements) and with respect to such Egyptian matters and agreements, such violations or failures that would not materially affect adversely such business, operations or properties or any material rights under the Egyptian Agreements or could reasonably result in prosecution for criminal acts of the Company, any of its Subsidiaries or any of their respective officers, directors or stockholders.

                 (h) Advisors. No broker, investment banker, financial advisor or other person, other than Petrie Parkman & Co. ("Petrie Parkman") the fees and expenses of which will be paid by the Company on the terms set forth in the engagement letter, as amended as of the date hereof, copies of which have been furnished to the Parent, is entitled to any broker's, finders, advisory or other similar fee or commission in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of the Company.

                 (i)      Pension and Other Employee Plans and Agreements.

                          (i) Except for Plans (as defined herein) that are either (a) described in or attached as exhibits to the Company SEC Documents, and (b) Plans that may be terminated by the Company or any ERISA Affiliate within 30 days without material liability to the Company, as of the date of this Agreement, the Company and its Subsidiaries have no pension, profit sharing, stock option, stock purchase, incentive, bonus, life, health, disability or accident plans, deferred compensation plans, Section 125 cafeteria plan and other employee compensation or benefit plans, agreements, practices, policies, contracts, arrangements or commitments, including severance agreements, change in control agreements, or other similar matters and labor union agreements relating to present and former employees and/or independent contractors (including beneficiaries thereof) of the Company and all entities that are treated as being one employer with the Company under Code Section 414 (the "ERISA Affiliates"), with respect to which the Company has or may have any material liability (collectively the "Plans" and individually a "Plan").

                          (ii) With respect to each Plan of the Company or any Subsidiary, the Company and its ERISA Affiliates have complied in all material respects with, and each Plan conforms to in all material respects, and has from its inception been operated in all material respects in compliance with, all applicable laws and regulations including ERISA and the Code to the extent applicable, and each Plan has been administered in all material respects in accordance with its terms. Neither the Company nor any ERISA Affiliate has any commitment or has taken any action to adopt or establish any additional Plans or to materially increase the benefits under any Plan. Except for immaterial amounts and payments, all contributions required to and payments under or with respect to any Plan and all premiums for insurance coverage for each fiscal year of each Plan ended before the date of this Agreement and for any portion of a fiscal year ending on the Effective Time have been paid and all material payments to be made but not yet due have been properly accrued and recorded in the most recent financial statements included in the Company SEC Documents. No Plan of the Company or any Subsidiary is subject to Title IV of ERISA or Section 412 of the Code. There is no pending or, to the knowledge of the Company, threatened or anticipated litigation, arbitration, proceeding, claim (other than an undisputed claim for payment of benefits in accordance with the terms thereof), demand, grievance, or allegation of unfair labor practice (or any basis therefor) involving any of the Plans of the Company or any Subsidiary or any investigation, proceeding, administrative review, audit or other administrative agency process, which in any case could result in imposition on the Company or any ERISA

         Affiliate of any material penalty, assessment or liability in connection with any of the Plans, individually or collectively.

                          (iii) The Company or an ERISA Affiliate can unilaterally terminate each Plan at any time without material liability to any person other than (a) such liability, if any, accrued and recorded in the most recent financial statements included in the Company SEC Documents as of the Closing, or (b) obligations that arise from cancellations, terminations or accelerations under Plans or employment agreements in accordance with the terms thereof.

              (j) Certain Agreements. Except as filed as an exhibit to the Company SEC Documents filed prior to the date of this Agreement and except for compensation arrangements summarized in the Company's definitive proxy materials included in the Company SEC Documents, there exist no (i) material employment, consulting, severance, termination or indemnification agreements, arrangements or understandings between the Company or any of its Subsidiaries and any officer, director or key employee of the Company or any of its Subsidiaries, (ii) agreements with any executive officer or other key employee of the Company or any Significant Subsidiary (as defined hereinafter) of the Company the benefits of which are contingent, or the terms of which are materially altered, upon the occurrence of a transaction involving the Company of the nature contemplated by this Agreement, or (iii) agreements or plans, including any stock option plans, stock appreciation right plans, restricted stock plans or stock purchase plans, any of the benefits of which will be increased, or the vesting of the benefits of which will be accelerated, by the occurrence of any of the transactions contemplated by this Agreement or the value of any of the benefits of which will be calculated on the basis of any of the transactions contemplated by this Agreement.

              (k) Certain Business Practices. There are no situations with respect to the Company or any of its Subsidiaries that involved or involves (i) the use of any corporate funds or unlawful contributions, gifts or entertainment or other unlawful expenses related to political activity, (ii) the making of any direct or indirect unlawful payments to government officials or others from corporate funds or the establishment or maintenance of any unlawful or unrecorded funds, (iii) the violation of any of the provisions of the United States Foreign Corrupt Practices Act of 1977, or any rules or regulations promulgated thereunder, or (iv) the receipt of any illegal discounts or rebates or any other violation of the antitrust laws, except for situations which do not presently, or could not after the passage of time reasonably be expected to, result in a Material Adverse Effect on the Company (other than with respect to the Egyptian business, operations and properties) and, with respect to such Egyptian matters, situations that would not materially and adversely affect such business, operations or properties.

              (l) Insider Interests. Except as disclosed in the Company SEC Documents filed with the SEC prior to the date hereof, no affiliate, officer or director of the Company or any of its Subsidiaries has any agreement with the Company or any of its Subsidiaries or any interest in any property, real or personal, tangible or intangible, of the Company or any of its Subsidiaries except for the normal rights as a stockholder or an employee and except for such other matters which, under the rules of the SEC, are not required to be disclosed.

              (m) Intellectual Property. The Company and its Subsidiaries own, or are licensed or otherwise have the right to use, all patents, patent rights, trademarks, rights, trade names, trade name rights, service marks, service mark rights, copyrights, technology, know-how, processes and other proprietary intellectual property rights and computer programs ("Company Intellectual Property") currently used in the conduct of the business and operations of the Company and its Subsidiaries, except where the failure to so own or otherwise have the right to use such Company Intellectual Property would not, individually or in the aggregate, have a Material Adverse Effect on the Company. The use of such Company Intellectual Property by the Company and its Subsidiaries does not infringe on the rights of any person, subject to such claims and infringements as do not, individually or in the aggregate, give rise to any liability on the part of the Company and its Subsidiaries which could have a Material Adverse Effect on the Company, and no person is infringing on any right of the Company or any of its Subsidiaries with respect to any such Company Intellectual Property in a manner which would have a Material Adverse Effect on the Company. No claims are pending or, to the Company's knowledge, threatened that the Company or any of its Subsidiaries is infringing or otherwise adversely affecting the rights of any person with regard to any Company Intellectual Property.

              (n) Labor Matters. There are no collective bargaining agreements or other labor union agreements or understandings to which the Company or any of its Subsidiaries is a party or by which any of them is bound, nor is the Company or any of its Subsidiaries the subject of any proceeding asserting that the Company or any Subsidiary has committed an unfair labor practice or seeking to compel it to bargain with any labor organization as to wages or conditions. Since December 31, 1995, neither the Company nor any of its Subsidiaries has encountered any labor union organizing activity, or had any actual or, to the Company's knowledge, threatened employee strikes, work stoppages, slowdowns or lockouts.

              (o) Insurance. The Company has delivered to Parent a schedule which is a true and correct copy of a summary of the amount and scope of insurance as to which the Company or any of its Subsidiaries has insurance contracts. All of the Company's insurance policies or contracts of insurance are sufficient for compliance with all requirements of law and of all agreements to which the Company or any of its Subsidiaries is a party, except for violations that would not have a Material Adverse Effect on the Company. All insurance policies pursuant to which any such insurance is provided are in full force and effect, no notice of cancellation or termination has been given to the Company or any of its Subsidiaries by the carrier, and all premiums required to be paid have been paid in full.

              (p) Environmental Matters. Except to the extent that would not have a Material Adverse Effect on the Company or any of its Significant Subsidiaries taken individually: (a) the Company and its Subsidiaries have not received notice of any violation of or investigation relating to any United States, Egyptian or other federal, state, provincial or local environmental or pollution law, regulation, or ordinance with respect to assets now or previously owned or operated by the Company or any of its Subsidiaries that has not been fully and finally resolved; (b) all permits, licenses and other authorizations that are required under United States, Egyptian or other federal, state, provincial and local laws with respect to pollution or protection of the environment ("Environmental Laws") relating to assets now owned or operated by the Company or any of its Subsidiaries, including Environmental Laws relating to actual or threatened emissions, discharges or releases of pollutants, contaminants or hazardous or toxic materials or wastes ("Pollutants"), have been obtained and are effective, and, with respect to assets previously owned or operated by the Company or any of its Subsidiaries, were obtained and were effective during the time of the Company's or any Subsidiaries' operation; (c) no conditions exist on, in or about the properties now or previously owned or operated by the Company or any of its Subsidiaries or any third-party properties to which any Pollutants generated by the Company or any of its Subsidiaries were sent or released that could give rise on the part of the Company or any of its Subsidiaries to liability under any Environmental Laws, claims by third parties under Environmental Laws or under common law or the incurrence of costs to avoid any such liability or claim (collectively, "Environmental Liabilities"); and (d) all operators of the Company's or any of its Subsidiaries' assets are in compliance with all terms and conditions of such Environmental Laws, permits, licenses and authorizations, and are also in compliance with all other limitations, restrictions, conditions, standards, prohibitions, requirements, obligations, schedules and timetables contained in such laws or contained in any regulation, code, plan, order, decree, judgment, notice or demand letter issued, entered, promulgated or approved thereunder, relating to the Company's or any of its Subsidiaries' assets.

              (q) Condition of Assets. The physical assets owned or leased by the Company and each of its respective Subsidiaries which are used in the operation of their respective businesses have been maintained in all material respects in a state of repair so as to be adequate for normal operations.

              (r)    Tax Matters.

                     (i) "Company Group" shall mean any "affiliated group" (as defined in Section 1504(a) of the Code without regard to the limitations contained in Section 1504(b) of the Code) that includes the Company. "Company Subsidiaries" shall mean the corporations that are set forth on Exhibit 21 to the Company's Annual Report on Form 10-K for the year ended December 31, 1995 included in the Company SEC Documents and which the Company owns, directly or indirectly, 80% or more of the stock. "Tax" (and, with correlative meaning, "Taxes" and "Taxable") shall mean any United States, Egyptian, or other federal, state, provincial, local or foreign income, gross receipts, property, sales, goods and services use, license, excise, franchise, employment, payroll, withholding, alternative or add-on minimum, ad valorem, transfer or excise tax, or any other tax, custom, duty, governmental fee or other like assessment or charge of any kind whatsoever, together with any interest or penalty, imposed by any governmental authority. "Tax Return" shall mean any return, report or similar statement required to be filed with respect to any Tax (including any attached schedules), including, without limitation, any information return, claim or refund, amended return and declaration of estimated Tax.

                     (ii) With respect to each of the Company, the Company Group and each Company Subsidiary: (A) all Tax Returns required to be filed relating to federal income taxes or Egyptian taxes, or all other Tax Returns where the failure to file such returns or pay the related Taxes would have a Material Adverse Effect on the Company, have been timely filed with the appropriate Governmental Entities in all jurisdictions in which such Tax Returns are required to be filed; (B) all Taxes shown to be due on the Tax Returns referred to in clause (A) have been paid, except for any Taxes that are not material in amount;
       (C) no material claim is pending before any Governmental Entity in a jurisdiction in which the Company, the Company Group or any Company Subsidiary does not file Tax Returns that the Company, the Company Group or any Company Subsidiary is or may be subject to taxation by that jurisdiction; (D) the Company, the Company Group, each Company Subsidiary, and any affiliated group as defined in Section 1504 of the Code other than the Company Group of which the Company or any member of the Company Group has ever been a member has paid (or accrued in its most recent financial statements filed with Company SEC Documents) all Taxes attributable to all periods or portions thereof ending on or before the Closing Date, except for any Taxes that are not material in amount; (E) there are no liens for Taxes, except for any Taxes that are not material in amount, upon any asset of the Company, the Company Group or any Company Subsidiary except for liens for current Taxes not yet due; (F) no material deficiency in respect of Taxes which have been assessed against the Company, the Company Group or any Company Subsidiary remains unpaid and there are no audits or investigations pending against the Company, the Company Group or any Company Subsidiary with respect to any Taxes, except for any Taxes that are not material in amount; (G) there are no material claims, assessments, levies, administrative proceedings or lawsuits pending or, to the knowledge of the Company, threatened against the Company, the Company Group or any Company Subsidiary, to the knowledge of the Company, by any tax authority; (H) none of the Company, the Company Group or any Company Subsidiary has any material liability for penalties with respect to the Tax Returns described in clause (A); (I) the Company has set up an adequate reserve for the payment of all Taxes required to be paid as shown on the most recent tax returns of the Company Group; and (J) the most recent financial statements contained in the Company SEC Documents reflect an adequate reserve for all Taxes payable by the Company and its Subsidiaries through the date of such financial statements.

                     (iii) The Company has not been notified or advised that Egyptian General Petroleum Corporation has taken a tax credit under Egyptian tax laws and regulations for Egyptian taxes paid on behalf of the Company pursuant to any Concession Agreement, as hereinafter defined.

                     (iv) International Boycott. The Company has not participated in and will not participate in an international boycott within the meaning of Section 999 of the Code.

                     (v) Existing Partnerships. The Company is not a party to any joint venture, partnership, or other arrangement or contract that could be treated as a partnership for federal income tax purposes.

              (s) No Excess Parachute Payments or Compensation. Except as disclosed to Parent in a written summary, a true and correct copy of which has been delivered to Parent:

                     (i) no deduction will be disallowed in excess of $100,000 in the aggregate under Section 280G(a) of the Code for any amount that could be received (whether in cash or property or the vesting of property) as a result of any of the transactions contemplated by this Agreement by any employee, officer or director of the Company or any of its Subsidiaries who is a "disqualified individual" (as such term is defined in proposed Treasury Regulation Section 1.280G-1) under any employment, severance or termination agreement, other compensation arrangement or Plan currently in effect;

                     (ii) no deduction for employee remuneration paid or payable (including any remuneration payable as a result of the Merger) to any covered employee (as defined in Section 162(m)(3) of the Code) of the Company or any of its Subsidiaries has been or will be disallowed in excess of $100,000 in the aggregate under Section 162(m) of the Code.

              (t) Opinion of Financial Advisor. The Company has received the opinion of Petrie Parkman dated the date hereof to the effect that, as of the date hereof, the consideration to be received in the Merger by the Company's stockholders is fair to the Company's stockholders from a financial point of view, a copy of which opinion has been delivered to the Parent.

              (u) Takeover Defense Mechanisms. The Company has taken all action to assure that Section 203 of the DGCL shall not apply to prevent the Merger or any of the other transactions contemplated hereby (including prior approval by the Board of Directors of the Company of any "transaction which resulted in" Parent "becoming an interested stockholder" within the meaning of
Section 203 of the DGCL).

              (v) Vote Required. The affirmative vote of a majority of the votes that holders of the outstanding shares of Company Common Stock are entitled to cast is the only vote of the holders of any class or series of the Company capital stock necessary to approve this Agreement and the transactions contemplated hereby.

              (w) Hedging. Except as set forth in the Company SEC Documents and except for obligations that would not have a Material Adverse Effect on the Company, the Company and its Subsidiaries have no obligations as of the date of this Agreement for the delivery of hydrocarbons attributable to any of the Company's or any of its Subsidiaries' properties in the future on account of prepayment, advance payment, take-or-pay or similar obligations without then or thereafter being entitled to receive full value therefor. Neither the Company nor any of its Subsidiaries is bound by futures, hedge, swap, collar, put, call, floor, cap, option or other contracts which are intended to benefit from or reduce or eliminate the risk of fluctuations in the price of commodities, including hydrocarbons or securities.

              (x)    Concession Agreements and Other Interests.

                     (i) The Company SEC Documents accurately summarize the material rights and obligations of the Company and its Subsidiaries in the Khalda Concession Agreement and Qarun Concession Agreement, as amended, (the "Concession Agreements") and any applicable related material agreements (such material agreements together with the Concession Agreements are herein referred to as the "Egyptian Agreements"), and true and correct copies of the Egyptian Agreements have previously been delivered to Parent. The Company's Subsidiaries have legal and beneficial title and ownership to such rights, free and clear of all liens, security interests, mortgages, pledges, claims, charges, or other encumbrances, except for the security interests and encumbrances created in connection with the loan to the Company and its Subsidiaries by the International Finance Corporation (the "IFC Loan Agreement") and except for "Permitted Liens" as defined in the IFC Loan Agreement.

                     (ii) The descriptions contained in the Company's Annual Report on Form 10-K for the year ended December 31, 1995, accurately summarize for each of the Egyptian Agreements, including an adjustment for the effect of the Khalda Farmout Agreement, the following: (A) the cost-bearing percentage interest of cost to be borne by the Company or its applicable Subsidiary in connection with expenditures for operations on the lands subject to each Concession Agreement, (B) the percentage of profit oil and excess cost recovery oil to which the Company or its applicable Subsidiary is entitled to receive from the production of hydrocarbons from the lands subject to each Concession Agreement, (C) the amount of capital expenditures incurred from inception of the grant of each Concession Agreement through December 31, 1995 and recoverable from production from the Lands subject to each Concession Agreement, and
       (D) the Company's share of such unrecovered capital expenditures under the Khalda Concession Agreement, as of December 31, 1995.

                     (iii) The Company has furnished Parent with a true and correct copy of the joint account statements as of December 31, 1995 for each of the Concession Agreements, and the most recently available joint account statements under the Concession Agreements.

                     (iv) To the knowledge of the Company, neither the Company nor any of its Subsidiaries owns any cost-bearing interest in hydrocarbons or in hydrocarbon leases, royalties, overriding royalties, production payments, net profits interests, fee minerals, or other mineral interests wherever located except the Concession Agreements, except for such interests which require the Company to bear its share of costs not exceeding $200,000 in the aggregate.

              (y) Egyptian Agreements. Neither the Company nor any of its Subsidiaries is in breach or default in the performance, observation or fulfillment of any of the obligations, covenants or conditions contained in any Egyptian Agreement, nor would there be any such breach or default (i) which would be reasonably likely to occur following the passage of time based solely upon present facts, conditions, or circumstances known to the Company or any of its Subsidiaries, or (ii) which would be caused by the execution of this Agreement or the consummation of the transactions contemplated hereby without having first satisfied all of the conditions thereto set forth herein, and which in any case would have an adverse effect on the material rights of the Company and its Subsidiaries under the Egyptian Agreements. Neither the Merger nor any of the transactions contemplated by this Agreement will give rise to any preferential rights to purchase any of the assets of the Company or its Subsidiaries or any similar rights of first refusal under any Egyptian Agreement. All material rights and interests of the Company and its Subsidiaries under or deriving from the Egyptian Agreements are in full force and effect and no act or omission of the Company or its Subsidiaries, or of any other person has occurred which would or might entitle the Arab Republic of Egypt to revoke, modify, cancel or requisition the concessions and interests granted thereunder, and no notice has been given to the Company, any of its Subsidiaries or, as far as the Company or its Subsidiaries are aware, to any other person by the Arab Republic of Egypt or representative thereof, of any intention to revoke or requisition any of the Egyptian Agreements and there are no other grounds for rescission, cancellation, avoidance, revocation, repudiation or termination of the Concession Agreements.

              (z) Other Contracts. Except for those agreements filed as an exhibit to the Company's SEC Documents, the Egyptian Agreements, and the IFC Loan Agreement, the Company and its Subsidiaries have no contracts, agreements, leases or similar arrangements to which the Company or any of its Subsidiaries is a party or by which any of the assets of the Company or any of its Subsidiaries are bound and which:

                     (i) is an agreement for the sale or purchase, transportation, treatment, marketing, or option or call on production of any hydrocarbons, except those agreements which by the terms of such agreement expire within three months or can be terminated by the Company or its Subsidiary, as applicable, upon not more than three months notice without penalty and except as summarized in the Company SEC Documents;

                     (ii) creates any area of mutual interest with respect to the acquisition by the Company or any of its Subsidiaries or any of their respective assigns of any interest in any hydrocarbons, lands or other assets;

                     (iii) is a farmout, farmin or operating agreement relating to any interests in oil and gas production or a related concession;

                     (iv) evidences a lease or rental of any land, building, or other improvements or portion thereof for a price in excess of $100,000 per year;

                     (v) creates or evidences a mortgage, indenture, guarantee, note, loan agreement, pledge agreement, installment obligation, or other instrument for or relating to any borrowing of more than $100,000, except for inter-company borrowings between or among the Company and its Subsidiaries and a letter of credit in the amount of approximately $1,300,000 for the purchase of tubular products in connection with operations on the Qarun Concession;

                     (vi) creates or evidences an asset purchase or sale agreement or an agreement providing for the payment of a deferred purchase price for property or services in excess of $200,000;

                     (vii) creates or evidences an obligation to be or remain liable for any Environmental Liabilities, excluding joint operating agreements entered into in the ordinary course of business;

                     (viii) is not described in items (i) through (vii) above and involves expenditures or receipts of $200,000 or more in any calendar year; or

                     (ix) is not described in items (i) through (viii) above and the breach or loss of which would have a Material Adverse Effect on the Company.

As to all such contracts, agreements, leases and arrangements listed as an exhibit in the Company SEC Documents (including the Egyptian Agreements) and the IFC Loan Agreement (A) such contracts, agreements, leases and arrangements are in full force and effect; (B) except to the extent that they are non-monetary and not material, there are no violations or breaches thereof, or existing facts or circumstances which upon notice or the passage of time or both will constitute a violation or breach thereof by the Company or any of its Subsidiaries or by any other party thereto; (C) no notice of the exercise or attempted exercise of premature termination, price reduction, market-out, curtailment or force majeure has been received by the Company or any of its Subsidiaries with respect thereto; (D) no notice has been received by the Company that any party thereto intends not to honor its material obligations thereunder; and (E) except with regard to contracts as to which such delivery or access would violate the terms of such contract or any other agreement, true and correct copies thereof have been made available to Parent by the Company and the Company will, or will cause its applicable Subsidiaries to, promptly make requests of the parties for which delivery or access is so restricted and use reasonable best efforts to obtain or afford Parent access to such contracts.

              (aa) Internal Financial Report. The report of cash flows for the period ended February 29, 1996 prepared for the internal use of the Company's management (a true and correct copy of which has been furnished to Parent) was prepared in accordance with and consistent with past practice.

              (ab) Reserve Report. The Company has delivered to the Parent a true and correct copy of the reserve report of Netherland & Sewell, the Company's independent petroleum engineers, dated January 1, 1996 (the "Reserve Report"), relating to the proved and proved plus probable hydrocarbon reserves of certain leasehold and royalty interests owned by the Company and its Subsidiaries as of such date. As of the date of such report, the proved oil and gas quantities included in the Reserve Report fairly represent the estimated quantities of oil and gas recoverable from the interests of the Company and its Subsidiaries from the properties covered by the Reserve Report, as stated therein. Such estimated quantities are based in whole or in part on studies performed by independent engineers. The Company made available to such engineers all information within its possession, and to its knowledge such information was true and correct. Since the date of such report, there have been (i) no adverse changes in the information provided to the engineers or
(ii) any adverse changes or developments that would cause or be likely to cause a material revision to the estimates of aggregate oil and gas quantities reflected in such report or the estimated future net cash flows to be received from such quantities as reflected in the Reserve Report, except for production of oil, gas, and other hydrocarbons in the ordinary course of business and changes in general economic conditions that affect the international oil and natural gas industry generally, excluding any Egyptian governmental action, but including, the supply of, demand for and prices of, oil and natural gas.

              (ac) Undisclosed Liabilities. Except as set forth in the Company SEC Documents filed with the SEC prior to the date hereof, at the date of the most recent audited financial statements of the Company included in the Company SEC Documents, neither the Company nor any of its Subsidiaries had, and since such date neither the Company nor any of such Subsidiaries has incurred, any liabilities or obligations of any nature (whether accrued, absolute, contingent or otherwise) required by generally accepted accounting principles to be set forth on a financial statement or in the notes thereto or that, individually or in the aggregate, would have a Material Adverse Effect on the Company.

              (ad) Information Supplied. None of the information supplied or to be supplied by the Company for inclusion or incorporation by reference in
(i) the Registration Statement on Form S-4 to be filed with the SEC by the Parent in connection with the issuance of shares of Parent Common Stock in the Merger (together with any amendments or supplements thereto, the "Registration Statement") will, at the time the Registration Statement is filed with the SEC and at the time it becomes effective under the Securities Act, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, and (ii) the Proxy

Statement will, at the date mailed to the Company's stockholders and at the time of the meeting of the Company's stockholders to be held in connection with the Merger, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading. The Proxy Statement will comply as to form in all material respects with the provision of the Exchange Act and the rules and regulations thereunder.

              (ae) Accounts Receivable. Neither the Company nor any of its Subsidiaries has any account receivable which exceeds $200,000 and (i) is more than ninety days past due as of February 29, 1996, (ii) is reasonably likely not to be collected by the Company or its applicable Subsidiary and (iii) as to which no specific reserve amount has been provided for and reflected on the Company's balance sheet as of December 31, 1995 previously provided to Parent.

              (af) Operating Companies. The Company and its Subsidiaries have full legal and beneficial title to 20% of the outstanding shares of stock of Khalda Petroleum Company and 25% of the outstanding shares of stock of Qarun Petroleum Company formed under the Egyptian Agreements (the "Operating Companies"). The stock in the Operating Companies owned by the Company and its Subsidiaries is free and clear of all liens, security interests, mortgages, pledges, claims, charges or other encumbrances except for the security interests and encumbrances created in connection with the IFC Loan Agreement. To the knowledge of the Company, the Operating Companies are in compliance with their respective organizational documents. The transactions contemplated by this Agreement shall not adversely affect the rights of the Company and its Subsidiaries with respect to its ownership interest in the Operating Companies.

              (ag) Tax Free Reorganization. With respect to the qualification of the Merger as a reorganization within the meaning of Section 368(a) of the Code:

                     (i) The fair market value of the Parent Common Stock and other consideration received by each Company stockholder will be approximately equal to the fair market value of the Company Common Stock surrendered in the exchange.

                     (ii) To the knowledge of the Company's management, there is no plan or intention on the part of the stockholders of the Company to sell, exchange or otherwise dispose of a number of shares of Parent Common Stock received in the Merger which would reduce the Company stockholders' ownership of such Parent Common Stock to a number of shares having a value, as of the Closing Date, of less than fifty percent of the value of all of the formerly outstanding stock of the Company as of the same date. (For purposes of this representation, shares of Company Common Stock exchanged for cash or other property or exchanged for cash in lieu of fractional shares of Parent Common Stock are treated as outstanding Company Common Stock on the Closing Date. Additionally, shares of Company Common Stock and shares of Parent Common Stock held by Company stockholders, if any, and otherwise sold, redeemed, or disposed of prior or subsequent to the Merger were considered in making this representation.)

                     (iii) Immediately following the Merger, the Surviving Corporation will hold at least 90 percent of the fair market value of its net assets and at least 70 percent of the fair market value of the Company's gross assets and at least 90 percent of the fair market value of Merger Sub's net assets and at least 70 percent of the fair market value of Merger Sub's gross assets held immediately prior to the Closing Date. (For purposes of this representation, amounts paid by the Company or Merger Sub to dissenters, amounts paid by the Company or Merger Sub to stockholders of the Company who receive cash or other property, amounts used by the Company or Merger Sub to pay reorganization expenses, and all redemptions and distributions (except for regular, normal dividends, if any) made by the Company are included as assets of the Company or Merger Sub, respectively, immediately prior to the Merger.)

                     (iv) The Company has no plan or intention to issue additional shares of its stock that would result in Parent losing control of the Company within the meaning of Section 368(c) of the Code.

                     (v) Following the Merger, the Surviving Corporation intends to continue its historic business or use a significant portion of its historic business assets in a business.

                     (vi) Except as set forth in Section 5.10, (a) the Company and the stockholders of the Company will each pay their respective expenses, if any, incurred in connection with the Merger and
       (b) neither the Company nor its stockholders will pay any Parent or Merger Sub expenses incurred in connection with the Merger.

                     (vii) There is no intercorporate indebtedness existing between Parent and the Company or between Merger Sub and the Company that was issued, acquired or will be settled at a discount.

                     (viii) At the time of the Merger, the Company will not have outstanding any warrants, options, convertible securities, or any other type of right pursuant to which any person could acquire stock in the Company that, if exercised or converted, would affect Parent's acquisition or retention of control of the Company.

                     (ix) The Company is not an investment company within the meaning of Section 368(a)(2)(F) of the Code.

                     (x) On the Closing Date, the fair market value of the assets of the Company will exceed the sum of its liabilities, plus the amount of liabilities, if any, to which its assets are subject.

                     (xi) The Company is not under the jurisdiction of a court in a case under Title 11 of the United States Code, or a receivership, foreclosure, or similar proceeding in a federal or state court.

                     (xii) None of the compensation received by any stockholder-employees of the Company will be separate consideration for, or allocable to, any of their shares of Company Common Stock.

       3.2. Representations and Warranties of the Parent. Except as set forth in the Parent SEC Documents (as hereinafter defined), the Parent represents and warrants to the Company as follows:

              (a) Organization, Standing and Power. The Parent is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Delaware and has the requisite corporate power and authority to carry on its business as now being conducted. The Parent and each of its Significant Subsidiaries (as defined below) is duly qualified to do business, and is in good standing, in each jurisdiction where the character of its properties owned or held under lease or the nature of its activities makes such qualification necessary, except where the failure to be so qualified would not, individually or in the aggregate, have a Material Adverse Effect on the Parent. As used in this Agreement, (i) a "Significant Subsidiary" means any Subsidiary of the Company or the Parent, as the case may be, that would constitute a Significant Subsidiary of such party within the meaning of Rule 1-02 of Regulation S-X of the SEC, and (ii) any reference to any event, change or effect being material with respect to any entity means an event, change or effect related to the condition (financial or otherwise), properties, assets, liabilities, businesses or operations of such entity.

              (b) Capital Structure. The authorized capital stock of the Parent consists of 215,000,000 shares of Parent Common Stock, and 5,000,000 shares of Preferred Stock, no par value ("Parent Preferred Stock"), of which 25,000 shares of Parent Preferred Stock have been designated Series A Junior Participating Preferred Stock ("Series A Preferred") and authorized for issuance pursuant to a Rights Agreement dated January 31, 1996 ("Parent Rights Agreement"). At the close of business on January 31, 1996 (i) 77,382,133 shares of Parent Common Stock were validly issued and outstanding, fully paid and nonassessable and free of preemptive rights, (ii) 16,632,573 shares of Parent Common Stock were reserved for issuance upon conversion of 3.93% convertible notes due 1997 and 6% convertible subordinated debentures due 2002 of the Parent, in connection with the Parent's program of asset acquisitions for Parent Common Stock, and in respect of the Parent's stock option, 401(k) and dividend reinvestment plans, (iii) 1,119,991 shares of Parent Common Stock were held by the Parent in its treasury, (iv) no shares of Parent Preferred Stock were issued and outstanding, and (v) 9,401 shares of Series A Preferred Stock were reserved for issuance upon the exercise of certain rights that currently trade with Parent Common Stock ("Parent Rights") issued pursuant to the Parent Rights Agreement. The shares of Parent Common Stock issuable in exchange for Company Common Stock at the Effective Time in accordance with this Agreement will be, when so issued, duly authorized, validly issued, fully paid and nonassessable and free of preemptive rights, and the issuance of the shares will be registered under the Securities Act.

              (c) Authority; Non-Contravention. The Parent has all requisite corporate power and authority to enter into this Agreement and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement by the Parent and the consummation by the Parent of the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of the Parent, and no approval of this Agreement by the stockholders of the Parent is required pursuant to the rules of the NYSE or the Chicago Stock Exchange, the Certificate of Incorporation or Bylaws of the Parent, or the DGCL. The board of directors of the Parent at a meeting duly called and held on March 27, 1996, unanimously approved this Agreement and the transactions contemplated herein, including the issuance of the Parent Common Stock as provided in this Agreement. This Agreement has been duly executed and delivered by the Parent and assuming the valid authorization, execution and delivery of this Agreement by the Company, constitutes a valid and binding obligation of the Parent enforceable against it in accordance with its terms. The issuance of shares of Parent Common Stock pursuant to this Agreement and the filing of the Registration Statement with the SEC have been duly authorized by the Parent's Board of Directors. The execution and delivery of this Agreement do not, and the consummation of the transactions contemplated hereby and compliance with the provisions hereof will not constitute a Violation by the Parent or any of its Subsidiaries pursuant to any provision of
(i) the Certificate of Incorporation or By-laws of the Parent or the Merger Sub (true and complete copies of which as of the date hereof have been delivered to the Company) or any provision of the comparable charter or organization documents of any of its Subsidiaries, (ii) any contract, agreement, loan or credit agreement, note, bond, mortgage, indenture, lease, Benefit Plan (as defined in Section 3.1(i)), or other agreement, instrument, permit, concession, franchise, or license applicable to the Parent or any of its Subsidiaries, or
(iii) any judgment, injunction, order, decree, statute, law, ordinance, rule or regulation applicable to the Parent or any of its Subsidiaries or any of their respective properties or assets, other than, in the case of clauses (ii) or
(iii), any such Violations that would impair the ability of the Parent to perform its obligations hereunder or would prevent the consummation of any of the transactions contemplated hereby or would otherwise have a Material Adverse Effect on the Parent. No consent, approval, order or authorization of, or registration, declaration or filing with any Governmental Entity is required by or with respect to the Parent or any of its Subsidiaries in connection with the execution and delivery of this Agreement by the Parent or the consummation by the Parent of the transactions contemplated hereby, except for (i) the filing of a premerger notification report by the Parent under the HSR Act, (ii) filings under the Securities Act and the Exchange Act, (iii) the filing of the Certificate of Merger with the Secretary of State of the State of Delaware and appropriate documents with the relevant authorities of other states in which the Company is qualified to do business, and (iv) such consents, approvals, orders, authorizations, registrations, declarations and filings as may be required under the corporation, takeover, "Blue Sky" or securities laws of various states of the United States.

              (d) SEC Documents. The Parent has timely filed with the SEC all required documents since January 1, 1993, and will timely file all required Parent SEC Documents between the date hereof and the Effective Time (all such documents, the "Parent SEC Documents"). As of their respective dates, the Parent SEC Documents complied or will comply in all material respects with the requirements of the Securities Act or the Exchange Act, as the case may be, and, as of their respective dates, none of the Parent SEC Documents contained or will contain any untrue statement of a material fact or omitted or will omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. The consolidated financial statements of the Parent included or to be included in the Parent SEC Documents comply as to form in all material respects with applicable accounting requirements and the published rules and regulations of the SEC with respect thereto, have been prepared in accordance with generally accepted accounting principles (except, in the case of the unaudited statements, as permitted by Form 10-Q of the SEC) applied on a consistent basis during the periods involved (except as may be indicated therein or in the notes thereto) and fairly present the consolidated financial position of the Parent and its consolidated Subsidiaries as at the dates thereof and the consolidated results of their operations and statements of cash flows for the periods then ended (subject, in the case of unaudited statements, to normal year- end audit adjustments and to any other adjustments described therein).

              (e) Absence of Certain Changes or Events. Except as disclosed in the Parent SEC Documents filed with the SEC prior to the date hereof (all of which since December 31, 1995, have been furnished to the Company), there has not been (i) any condition, event or occurrence which, individually or in the aggregate, could reasonably be respected to prevent, hinder or materially delay the ability of the Parent to consummate the transactions contemplated by this Agreement, or (ii) any Material Adverse Change with respect to the Parent (other than changes in general economic conditions that affect the oil and natural gas industry generally, including, without limitation, the supply of, demand for and prices for, oil and natural gas).

              (f) Litigation. Except as disclosed in the Parent SEC Documents filed with the SEC prior to the date hereof, there are no investigations, claims, actions, suits, or proceedings pending or, to the knowledge of the Parent, threatened, before or by any court or government agency which (i) will, or can reasonably be expected to, have a Material Adverse Effect on the Parent, or (ii) could have a material adverse effect on the transactions contemplated hereby or the performance of the Parent's obligations hereunder.

              (g) Compliance with Applicable Laws. The Parent and its Subsidiaries hold all required, necessary or applicable permits, licenses, grants, authorizations, easements, variances, exemptions, certificates, orders, franchises and approvals necessary to own, lease and operate its material properties and to carry on its material business as now being conducted (the "Parent Permits") and there is no action, proceeding or investigation pending or, to the knowledge of the Parent, threatened regarding the suspension or cancellation of any of the Parent Permits. The Parent and its Subsidiaries are in compliance in all material respects with the terms of the Parent Permits except where the failure to so comply would prevent the Parent from carrying on its principal business as currently being conducted. To the knowledge of the Parent, neither the Parent nor any of its Subsidiaries has violated or failed to comply with any statute, law, ordinance, regulation, rule or order of any Governmental Entity, any arbitration award or any judgment, decree or order of any court or other Governmental Entity, applicable to the Parent or any of its Subsidiaries or their respective business, assets or operations, except such violations or failures that in the aggregate would not have a Material Adverse Effect on the Parent.

              (h) Advisors. No broker, investment banker or advisor or other person, other than Merrill Lynch & Co. ("Merrill Lynch"), the fees and expenses of which will be paid by the Parent on the terms set forth in the engagement letter, a copy of which has been furnished to the Company, is entitled to any broker's, finder's, advisory or other similar fee or commission in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of the Parent or the Merger Sub.

              (i)    Benefit Plans; ERISA Compliance.

                     (i) Except as disclosed in the Parent SEC Documents filed with the SEC prior to the date hereof, since December 31, 1994, there has not been any adoption or material amendment by the Parent or any of its Subsidiaries of any collective bargaining agreement or any bonus, pension, profit sharing, deferred compensation, incentive compensation, stock ownership, stock purchase, stock option, phantom stock, retirement, vacation, severance, disability, death benefit, hospitalization, medical, dependent care, cafeteria, employee assistance, scholarship or other plan, program, arrangement or understanding (whether or not legally binding) maintained in whole or in part, contributed to, or required to be contributed to by the Parent or any of its Subsidiaries for the benefit of any present or former officer, employee or director of the Parent or any of its Subsidiaries (collectively, and including all amendments thereto, for purposes of this Section 3.2(i), "Benefit Plans").

                     (ii) Each "employee pension benefit plan" (as defined in Section 3(2) of ERISA) currently maintained in whole or in part, contributed to or required to be contributed to, by the Parent or any of its Subsidiaries for the benefit of any present or former officer, employee or director of the Parent or any of its Subsidiaries ("Pension Plan") and each former pension plan that is or was intended to be qualified under Section 401(a) of the Code has been the subject of a determination letter from the IRS to the effect that such plan is qualified under Section 401(a) of the Code or can still be submitted in a timely manner to the IRS for such a letter, and no such determination letter has been revoked nor, to the knowledge of the Parent, has revocation of any such letter been threatened, nor has any such plan been amended since the date of its most recent determination letter or application therefor in any respect that would adversely affect its qualification or materially increase its costs, and nothing has occurred or failed to occur which would cause the loss of such qualification, and all amendments required to be adopted before the Effective Time for any such Pension Plan to continue to be so qualified have been or will be duly and timely adopted, except that this sentence does not apply to any multiemployer plans; provided, however, that to the extent that this representation applies to terminated pension plans, this representation refers to the qualified status of any such plan through the time of its termination.

                     (iii) Neither the Parent nor any of its Subsidiaries sponsors or maintains any defined benefit plan described in Section 3(35) of ERISA, or Section 414(j) of the Code, other than any such plan which is a "multiemployer plan" as such term is defined in Section 4001(a)(3) of ERISA, and no such plan has been terminated in a manner that resulted in any liability of the Parent and/or any Subsidiary to the PBGC. No entity, whether or not incorporated, which is deemed to be under common control (as defined in Section 414 of the Code) with the Parent and/or any of its Subsidiaries sponsors or maintains any such defined benefit plan.

                     (iv) Each of the Benefit Plans sponsored by, and each of the benefit plans formerly sponsored by, the Parent or any of its
       Subsidiaries: (A) has been in substantial compliance with all reporting and disclosure requirements of (I) Part 1 or Subtitle B of Title I of ERISA, if applicable, or (II) other applicable law, (B) has had the appropriate required Form 5500 (or equivalent annual report) filed, timely, with the appropriate Governmental Entity for each year of its existence, (C) has at all times complied with the bonding requirements of (I) Section 412 of ERISA, if applicable, or (II) other applicable law, (D) has no issue pending (other than the payment of benefits in the normal course) nor any issue resolved adversely to the Parent or any of its Subsidiaries which may subject the Parent or any of its Subsidiaries to the payment of a material penalty, interest, tax or other obligation, nor is there any basis for any imposition of any such liability, and (E) has been maintained in all respects in compliance with the applicable requirements of ERISA, the Code and other applicable law (including all rules and regulations issued thereunder) not otherwise covered hereunder so as not to give rise to any material liabilities to the Parent or its Subsidiaries.

                     (v) All voluntary employee benefit associations, if any, maintained by the Parent or any of its Subsidiaries and intended to be exempt from federal income tax under Section 501(c)(9) of the Code have been submitted to and approved as exempt from federal income tax under Section 501(c)(9) of the Code by the IRS, and nothing has occurred or failed to occur which would cause the loss of such exemption.

                     (vi) The execution of this Agreement or the consummation of the transactions contemplated by this Agreement will not give rise to any, or trigger any, change of control, severance or other similar provisions in any Benefit Plan.

                     (vii) Neither the Parent nor any of its Subsidiaries provides material post-retirement medical, health, disability or death protection coverage or contributes to or maintains any employee welfare benefit plan which provides for medical, health, disability or death benefit coverage following termination of employment by any officer, director or employee except as is required by Section 4980B(f) of the Code or other applicable statute, nor has it made any representations, agreements, covenants or commitments to provide that coverage.

                     (viii) None of the Parent, any of its Subsidiaries, any officer of the Parent or any of its Subsidiaries or any of the Benefit Plans or prior benefit plans (including the Pension Plans and prior pension plans) which are subject to ERISA, or any trusts created thereunder, or any trustee or administrator thereof, has engaged in a "prohibited transaction" (as such term is defined in Section 406, 407 or 408 of ERISA or Section 4975 of the Code) or any other breach of fiduciary responsibility that could subject the Parent, any of its Subsidiaries or any officer of the Parent or any of its Subsidiaries to the tax or penalty on prohibited transactions imposed by such Section 4975 or to any liability under Section 502(i) or (l) of ERISA which would have a Material Adverse Effect on the Parent. Neither the Parent nor any of its Subsidiaries has suffered a "complete withdrawal" or a "partial withdrawal" (as such terms are defined in Section 4203 and Section 4205, respectively, of ERISA) since the effective date of such Sections 4203 and 4205 for which the Parent has any material liability outstanding.

                     (ix) With respect to any Benefit Plan that is an employee welfare benefit plan, (A) each such Benefit Plan that is a group health plan, as such term is defined in Section 5000(b)(l) of the Code, complies in all material respects with any applicable requirements of Part 6 of Title I of ERISA and Section 4980B(f) of the Code and (B) each such Benefit Plan (including any such plan covering retirees or other former employees) may be amended or terminated with respect to health benefits without material liability to the Parent or any of its Subsidiaries on or at any time after the consummation of the Merger.

                     (x) All contributions required by law or by a collective bargaining or other agreement to be made under the Benefit Plan with respect to all periods through the Effective Date including a pro rata share of contributions due for the current plan year, will have been made by such date or provided for by adequate reserves by the Parent and/or each Subsidiary. No changes in contribution rates or benefit levels have been implemented or negotiated (but not yet implemented), with respect to any Benefit Plan since the date on which the information provided in the attached schedule has been provided, and no such changes are scheduled to occur.

                     (xi) Neither the Parent nor any Subsidiary has or will have any material liability or obligation for taxes, penalties, contributions, losses, claims, damages, judgments, settlement costs, expenses, costs, or any other liability or liabilities of any nature whatsoever arising out of or in any manner relating to any Benefit Plan or former benefit plan (including but not limited to employee benefit plans such as foreign plans which are not subject to ERISA), that has been, or is, contributed to by any entity, whether or not incorporated, which is deemed to be under common control (as defined in Section 414 of the Code), with the Parent or any Subsidiary.

                     (xii) Neither the Parent nor any Subsidiary has incurred a liability for payment of premiums to the United Mine Workers of America Combined Benefit Fund pursuant to Section 9704 of the Code, which liability has not been satisfied in full.

              (j) Director, Officer and Employee Agreements. Except as disclosed in the Parent SEC Documents filed with the SEC prior to the date hereof, there exist no material employment, consulting, severance, termination or indemnification agreements, arrangements or understandings between the Parent or any of its Subsidiaries and any officer, director or key employee of the Parent or any of its Subsidiaries.

              (k) Certain Business Practices. There are no situations with respect to the Parent or any of its Subsidiaries which involved or involves (i) the use of any corporate funds or unlawful contributions, gifts or entertainment or other unlawful expenses related to political activity, (ii) the making of any direct or indirect unlawful payments to government officials or others from corporate funds or the establishment or maintenance of any unlawful or unrecorded funds, (iii) the violation of any of the provisions of the United States Foreign Corrupt Practices Act of 1977, or any rules or regulations promulgated thereunder or (iv) the receipt of any illegal discounts or rebates or any other violation of the antitrust laws, except for situations which do not presently, or could not after the passage of time reasonably be expected to, have a Material Adverse Effect on the Parent.

              (l) Insider Interests. Except as disclosed in the Parent SEC Documents filed with the SEC prior to the date hereof, no affiliate, officer or director of the Parent or any of its Subsidiaries has any agreement with the Parent or any of its Subsidiaries or any interest in any property, real or personal, tangible or intangible, of the Parent or any of its Subsidiaries except for the normal rights as a stockholder or an employee and except for such other matters which, under the rules of the SEC, are not required to be disclosed.

              (m) Intellectual Property. The Parent and its Subsidiaries own, or are licensed or otherwise have the right to use, all patents, patent rights, trademarks, rights, trade names, trade name rights, service marks, service mark rights, copyrights, technology, know-how, processes and other proprietary intellectual property rights and computer programs ("Parent Intellectual Property") currently used in the conduct of the business and operations of the Parent and its Subsidiaries, except where the failure to so own or otherwise have the right to use such Intellectual Property would not, individually or in the aggregate, have a Material Adverse Effect on the Parent. The use of such Parent Intellectual Property by the Parent and its Subsidiaries does not infringe on the rights of any person, subject to such claims and infringements as do not, individually or in the aggregate, give rise to any liability on the part of the Parent and its Subsidiaries that could have a Material Adverse Effect on the Parent, and no person is infringing on any right of the Parent or any of its Subsidiaries with respect to any such Intellectual Property. No claims are pending or, to the knowledge of the Parent, threatened that the Parent or, to the knowledge of the Parent, any of its Subsidiaries is infringing or otherwise adversely affecting the rights of any person with regard to any Parent Intellectual Property.

              (n) Labor Matters. Other than in Australia, there are no collective bargaining agreements or other labor union agreements or understandings to which the Parent or any of its Subsidiaries is a party or by which any of them is bound. Neither the Parent nor any of its Subsidiaries is the subject of any proceeding asserting that the Parent or any Subsidiary has committed an unfair labor practice or seeking to compel it to bargain with any labor organization as to wages or conditions. Since September 30, 1994 neither the Parent nor any of its Subsidiaries has encountered any labor union organizing activity, or had any actual or, to the knowledge of the Parent, threatened employee strikes, work stoppages, slowdowns or lockouts.

              (o) Insurance. All of the Parent's and its Subsidiaries' insurance policies or contracts of insurance are sufficient for compliance with all requirements of law and of all agreements to which the Parent or any of its Subsidiaries is a party. All insurance policies pursuant to which any such insurance is provided are in full force and effect, no notice of cancellation or termination has been given to the Parent or any of its Subsidiaries by the carrier, and all premiums required to be paid have been paid in full.

              (p) Environmental Matters. Except to the extent, if any, that would not have a Material Adverse Effect on the Parent: (i) the Parent and its Subsidiaries have not received notice of any violation of or investigation relating to any U.S., Egyptian, or other federal, state, provincial or local environmental or pollution law, regulation, or ordinance with respect to assets now or previously owned or operated by the Parent or any of its Subsidiaries that has not been fully and finally resolved; (ii) all permits, licenses and other authorizations that are required under Environmental Laws relating to assets now owned or operated by the Parent or any of its Subsidiaries, including Environmental Laws relating to actual or threatened emissions, discharges or releases of Pollutants, have been obtained and are effective, and, with respect to assets previously owned or operated by the Parent or any of its Subsidiaries, were obtained and were effective during the time of the Parent's or any Subsidiaries' operation; (ii) no conditions exist on, in or about the properties now or previously owned or operated by the Parent or any of its Subsidiaries or any third-party properties to which any Pollutants generated by the Parent or any of its Subsidiaries were sent or released that could give rise on the part of the Parent or any of its Subsidiaries to liability under any Environmental Laws, claims by third parties under Environmental Laws or under common law or the incurrence of costs to avoid any such liability or claim; and (iv) all operators of the Parent's or any of its Subsidiaries' assets are in compliance with all terms and conditions of such Environmental Laws, permits, licenses and authorizations, and are also in compliance with all other limitations, restrictions, conditions, standards, prohibitions, requirements, obligations, schedules and timetables contained in such laws or contained in any regulation, code, plan, order, decree, judgment, notice or demand letter issued, entered, promulgated or approved thereunder, relating to the Parent's or any of its Subsidiaries' assets.

              (q) Condition of Assets. The property, plant and equipment owned or leased by the Parent and each of its respective Subsidiaries which are used in the operation of their respective businesses have been maintained in all material respects in a state of repair so as to be adequate for normal operations.

              (r)    Tax Matters.

                     (i) "Parent Group" shall mean any "affiliated group" (as defined in Section 1504(a) of the Code without regard to the limitations contained in Section 1504(b) of the Code) that includes the Parent. "Parent Subsidiaries" shall mean the Subsidiaries of which the Parent owns, directly or indirectly, 80% or more of the stock.

                     (ii) With respect to each of the Parent, the Parent Group and each Parent Subsidiary: (A) all Tax Returns required to be filed in respect of federal income Taxes, or all other Tax Returns where the failure to file such returns or pay the related Taxes would have a Material Adverse Effect on Parent, have been timely filed with the appropriate Governmental Entities in all jurisdictions in which such Tax Returns are required to be filed; (B) all Taxes shown to be due on the Tax Returns referred to in clause (A) have been paid, except for any taxes that are not material in amount; (C) no material claim is pending before any Governmental Entity in a jurisdiction in which the Parent, the Parent Group or any Parent Subsidiary does not file Tax Returns that the Parent, the Parent Group or any Parent Subsidiary is or may be subject to taxation by that jurisdiction; (D) the Parent, the Parent Group, each Parent Subsidiary, and any affiliated group as defined in
       Section 1504 of the Code other than the Parent Group of which the Parent or any member of the Parent Group has ever been a Member has paid (or accrued in its most recent financial statements filed with the Parent SEC Documents) all Taxes attributable to all periods or portions thereof ending on or before the Closing Date, except for any Taxes which are not material in amount; (E) there are no liens for Taxes, except for any Taxes that are not material in amount upon any asset of the Parent, the Parent Group or any Parent Subsidiary except for liens for current Taxes not yet due; (F) no material deficiency in respect of Taxes which have been assessed against the Parent, the Parent Group or any Parent Subsidiary remains unpaid and there are no audits or investigations pending against the Parent, the Parent Group or any Parent Subsidiary with respect to any Taxes, except for any Taxes that are not material in amount; (G) there are no material claims, assessments, levies, administrative proceedings or lawsuits pending or, to the knowledge of the Parent, threatened against the Parent, the Parent Group or any Parent Subsidiary by any tax authority; and (H) none of the Parent, the Parent Group or any Parent Subsidiary has any material liability for penalties with respect to the Tax Returns described in clause (A).

              (s) Undisclosed Liabilities. Except as set forth in the Parent SEC Documents filed with the SEC prior to the date hereof, at the date of the most recent audited financial statements of the Parent included in the Parent SEC Documents, neither the Parent nor any of its Subsidiaries had, and since such date neither the Parent nor any of such Subsidiaries has incurred, any liabilities or obligations of any nature (whether accrued, absolute, contingent or otherwise) required by generally accepted accounting principles to be set forth on a financial statement or in the notes thereto or that, individually or in the aggregate, would have a Material Adverse Effect on the Parent.

              (t) No Stock Ownership in the Company. Neither the Parent nor any of its affiliates as of the date hereof beneficially own any Company
Common Stock.

              (u) Title. The Parent and its Subsidiaries have valid and defensible title to their respective interests in oil and gas leases, free and clear of any security interests, mortgages, pledges, liens, encumbrances or charges of any kind, other than (A) those described in the Parent SEC Documents, (B) obligations or duties under applicable laws, ordinances, rules, regulations and orders of tribal or governmental authority, (C) liens and encumbrances under operating agreements, unitization and pooling agreements, production sales contracts, farm-out agreements and other oil and gas exploration and production agreements, in each case that secure payment of amounts not yet due and payable or the performance of other inchoate obligations and are of a scope and nature customary in connection with similar drilling and producing operations, and (D) those that do not have a Materially Adverse Effect on the Parent.

              (v) Advances From Gas Purchaser. Note 6 to the consolidated financial statements of Parent contained in the Annual Report on Form 10-K for the year ended December 31, 1995 sets forth the obligations of Parent and its Subsidiaries for the delivery of hydrocarbons, attributable to any of the Parent's or its Subsidiaries' properties in the future on the account of prepayment, advance payment or similar obligations without then or thereafter being entitled to receive full value therefore.

              (w) Internal Financial Report. The statement of consolidated income for the period ended February 29, 1996 prepared for the internal use of Parent's management (a true and correct copy of which has been furnished to the Company) was prepared in accordance with and consistent with past practice.

              (x) Material Contracts. Each contract, agreement or arrangement to which the Parent or any of its Subsidiaries is a party or by which it or any of them may be bound, or to which any of the property or assets of the Parent or any of its Subsidiaries is subject, which is material to the condition, financial or otherwise, or the results of operations or business affairs of the Parent and its Subsidiaries considered as one enterprise has been duly and validly authorized, executed and delivered and is in full force and effect in accordance with its terms; and, to the knowledge of the Parent, neither the Parent nor any of its Subsidiaries is in breach or default of any such agreements, which breach or default could have a Material Adverse Effect on the Parent.

              (y) Information Supplied. None of the information supplied or to be supplied by the Parent for inclusion or incorporation by reference in (i) the Registration Statement will, at the time the Registration Statement is filed with the SEC and at the time it becomes effective under the Securities Act, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, and (ii) the Proxy Statement will, at the date mailed to the Company's stockholders and at the time of the meeting of the Company's stockholders to be held in connection with the Merger, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading. The Registration Statement will comply as to form in all material respects with the provisions of the Securities Act and the rules and regulations thereunder.

              (z) Tax Free Reorganization. With respect to the qualification of the Merger as a reorganization within the meaning of Section 368(a) of the Code:

                      (i) Immediately following the Merger, the Surviving Corporation will hold at least 90 percent of the fair market value of the Merger Sub's net assets and at least 70 percent of the fair market value of the Merger Sub's gross assets held immediately prior to the Effective Time, provided that amounts used by the Merger Sub to pay reorganization expenses will be included as assets of the Merger Sub immediately prior to the Merger.

                     (ii) The fair market value of the Parent Common Stock and other consideration received by each Company Stockholder will be approximately equal to the fair market value of the Company Common Stock surrendered in the exchange.

                     (iii) Prior to the Merger, the Parent will be in control of the Merger Sub within the meaning of Section 368(c) of the Code.

                     (iv) The Parent has no plan or intention to cause the Surviving Corporation, after the Merger, to issue additional shares of Surviving Corporation Common Stock that would result in the parent losing control of the Surviving Corporation within the meaning of
       Section 368(c) of the Code.

                     (v) The Parent has no plan or intention to reacquire any of the Parent Common Stock issued in the Merger.

                     (vi) The Parent has no plan or intention to liquidate the Surviving Corporation, to merge the Surviving Corporation with or into another corporation, to sell or otherwise dispose of its Surviving Corporation Common Stock except for transfers of Surviving Corporation Common Stock to corporations of which the Parent has control (within the meaning of Section 368(c) of the Code) at the time of such transfer, or to cause the Surviving Corporation to sell or otherwise dispose of any of its assets or of any of the assets acquired in the Merger, except for dispositions made in the ordinary course of business or transfers of assets to a corporation of which the Surviving Corporation has control (within the meaning of Section 368(c) of the Code) at the time of such transfer.

                     (vii) The liabilities of the Merger Sub assumed by the Surviving Corporation and the liabilities to which the transferred assets of the Merger Sub are subject were incurred by the Merger Sub in the ordinary course of its business.

                     (viii) Following the Merger, the Surviving Corporation will continue the Company's historic business or use a significant portion of the Company's historic business assets in a business.

                     (ix) If the Merger is effected, the Parent and the Merger Sub will pay their respective expenses, if any, incurred in connection with the Merger.

                     (x) There is no intercorporate indebtedness existing between the Parent and the Company or between the Merger Sub and the Company that was issued, was acquired or will be settled at a discount.

                     (xi) The Parent Common Stock that will be exchanged in the Merger is voting stock within the meaning of Section 368(a) of the Code.

                     (xii) The Parent does not own, nor has it owned during the past five years any Company Common Stock.

                     (xiii) The Parent and the Merger Sub are not investment companies as defined in Sections 368(a)(2)(F)(iii) and (iv) of the Code.

                     (xiv) The payment of cash in lieu of fractional shares of Parent Common Stock is solely for the purpose of avoiding the expense and inconvenience to the parent of issuing fractional shares and does not represent separately bargained for consideration.

                     (xv) The total cash consideration that will be paid in the Merger to the holders of Company Common Stock instead of issuing fractional shares of Parent Common Stock will not exceed one percent of the total consideration that will be issued in the Merger to the holders of Company Common Stock in exchange for their Company Common Stock.

                     (xvi) None of the compensation received by any shareholder employees of the Company will be separate consideration for, or allocable to, any of their shares of Company Common Stock.

                     (xvii) None of the Parent Common Stock received by any shareholder employees of the Company will be separate consideration for, or allocable to, any employment agreement.

                     (xviii) The compensation paid to any shareholder-employees of the Company will be for services actually rendered and will be commensurate with amounts paid to third parties bargaining at arm's length for similar services.

                     (xix) Neither the Parent nor the Merger Sub is under the jurisdiction of a court in a case under Title 11 of the United States Code of a receivership, foreclosure or similar proceeding in a federal or state court.

       3.3. Representations and Warranties Regarding the Merger Sub. The Parent and the Merger Sub jointly and severally represent and warrant to the Company as follows:

              (a) Organization and Standing. The Merger Sub is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Delaware.

              (b) Capital Structure. The authorized capital stock of the Merger Sub consists of 5,000 shares of common stock, par value $1.00 per share, 1,000 of which are validly issued and outstanding, fully paid and nonassessable and are owned by the Parent free and clear of all liens, claims and encumbrances.

              (c) Authority. The Merger Sub has the requisite power and authority to enter into this Agreement and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement, the performance by the Merger Sub of its obligations hereunder and the consummation of the transactions contemplated hereby have been duly authorized by its Board of Directors and the Parent as its sole stockholder, and, except for the corporate filings required by state law, no other corporate proceedings on the part of the Merger Sub are necessary to authorize this Agreement and the transactions contemplated hereby. This Agreement has been duly and validly executed and delivered by the Merger Sub and (assuming the due authorization, execution and delivery hereof by the Company) constitutes a valid and binding obligation of the Merger Sub enforceable against the Merger Sub in accordance with its terms.


                                   ARTICLE IV

                   COVENANTS RELATING TO CONDUCT OF BUSINESS

         4.1.    Conduct of Business by the Company and Parent Pending the
Merger.

                 (a) During the period from the date of this Agreement through the Effective Time, each of Parent and the Company shall, and shall cause its Subsidiaries to, in all material respects carry on their respective businesses in, and not enter into any material transaction other than in accordance with, the ordinary course of business and, to the extent consistent therewith, use all reasonable efforts to preserve intact their current business organizations, keep available the services of their current officers and employees and preserve their relationships with customers, suppliers and others having business dealings with them with a view to retaining their goodwill and ongoing businesses unimpaired at the Effective Time.

                 (b) Without limiting the generality of subparagraph (a), and except (x) as otherwise expressly contemplated by this Agreement, (y) for advances and expenditures for cash calls made by the operator of each of the Concession Agreements in amounts consistent with the capital budgets of such concession previously approved by the Company or (z) as set forth in the Company Disclosure Schedule, the Company shall not, and shall not permit any of its Subsidiaries to, without the prior written consent of Parent:

                          (i) (A) declare, set aside or pay any dividends on, or make any other actual, constructive or deemed distributions in respect of, any of its capital stock, or otherwise make any payments to stockholders of the Company in their capacity as such, other than
         (1) ordinary quarterly cash dividends by the Company consistent with past practice in an amount not in excess of $.03 per share of Company Common Stock, and (2) dividends payable to the Company declared by any of the Company's wholly-owned Subsidiaries, (B) split, combine or reclassify any of its capital stock or issue or authorize the issuance of any other securities in respect of, in lieu of or in substitution for shares of its capital stock, or (C) purchase, redeem or otherwise acquire any shares of capital stock of the Company or any of its Subsidiaries or any other securities thereof or any rights, warrants or options to acquire any such shares or other securities;

                          (ii) issue, deliver, sell, pledge, dispose of or otherwise encumber any shares of its capital stock, any other voting securities or equity equivalent or any securities convertible into, or any rights, warrants or options to acquire, any such shares, voting securities or convertible securities or equity equivalent (other than, in the case of the Company, the issuance of Company Common Stock during the period from the date of this Agreement through the Effective Time upon the exercise of Company Stock Options outstanding on the date of this Agreement);

                          (iii) amend its Certificate of Incorporation or amend its By-laws;

                          (iv) acquire or agree to acquire by merging or consolidating with, or by purchasing all or substantially all of the assets of or equity in, or by any other manner, any business or any corporation, partnership, association or other business organization or division thereof;

                          (v) sell, lease or otherwise dispose of or agree to sell, lease or otherwise dispose of, any of its assets except for
         (A) sales of actual production in the ordinary course of business, and (B) sales of assets (other than oil and gas properties or related plant, equipment, pipeline or gathering system assets or real property) made in the ordinary course of business consistent with past practice and not involving any asset with a value greater than $200,000 or assets with an aggregate value greater than $200,000;

                          (vi) except in the ordinary course of business consistent with past practice and limited to borrowings under the IFC Loan Agreement or other transactions not exceeding an aggregate amount equal to $200,000, (A) incur any indebtedness for borrowed money or guarantee any such indebtedness or issue or sell any debt securities or guarantee any debt securities of others, or (B) make any loans, advances or capital contributions to, or investments in, any other person, other than to or in the Company or any wholly-owned Subsidiary of the Company;

                          (vii)   alter through merger, liquidation,
         reorganization, restructuring or in any other fashion the corporate structure or ownership of any Subsidiary of the Company;

                          (viii) enter into, adopt or amend any severance plan, agreement or arrangement, any employee benefit plan or any employment or consulting agreement or hire any additional employees or consultants, except for temporary staff hired in the ordinary course of business;

                          (ix) make or incur any capital expenditures except for amounts aggregating less than $200,000;

                          (x) make any election relating to taxes or settle or compromise any tax liability, except for amounts aggregating less than $200,000;

                          (xi) change any material accounting principle used by it, except for any change required by generally accepted accounting principles or by the rules of the SEC;

                          (xii) waive the benefits of, or agree to modify in any manner, any confidentiality, standstill or similar agreement (except for any agreement with the Parent) to which the Company or any Subsidiary is a party; or

                          (xiii) authorize any of, or commit or agree to take any of, the foregoing actions.

                 (c) Without limiting the generality of subparagraph (a), and, except as otherwise expressly contemplated by this Agreement or set forth in the Parent Disclosure Schedule, the Parent shall not, and shall not permit any of its Subsidiaries to, without the prior written consent of the Company:

                          (i) (A) declare, set aside or pay any dividends on, or make any other actual, constructive or deemed distributions in respect of, any of its capital stock, or otherwise make any payments to stockholders of the Parent in their capacity as such, other than
         (1) ordinary quarterly cash dividends by the Parent consistent with past practice in an amount not in excess of $.07 per share of Parent Common Stock, (2) dividends declared prior to the date of this Agreement, and (3) dividends payable to the Parent declared by any of its Subsidiaries; (B) split, combine or reclassify any of its capital stock or issue or authorize the issuance of any other securities in respect of, in lieu of or in substitution for shares of its capital stock; or (C) purchase, redeem or otherwise acquire any shares of capital stock of the Parent or any of its Subsidiaries or any other securities thereof or any rights, warrants or options to acquire any such shares or other securities.

                          (ii)    amend its Certificate of Incorporation;

                          (iii) acquire or agree to acquire by merger or consolidation with or into Parent, any corporation, partnership, association or other business organization or division thereof other than Subsidiaries of the Parent;

                          (iv) change any material accounting principle used by it, except for any change required by generally accepted accounting principles or by the rules of the SEC;

                          (v) engage in hedging transactions and other risk management activities in any manner materially inconsistent with Parent's Risk Policy Statement; a true and correct copy of which has been delivered to the Company; or

                          (vi) authorize any of, or commit or agree to take any of, the foregoing actions.

                 (d) No party shall, nor shall any party permit any of its Subsidiaries to, take any action that would or is reasonably likely to result in any of its representations and warranties set forth in this Agreement being untrue as of the date made (to the extent so limited), or any of the conditions to the Merger set forth in Article VI not being satisfied.

                 (e) Each party shall confer on a regular and frequent basis with the other, report on operational matters and promptly advise the other orally and in writing of any change or event having, or which, insofar as can reasonably be foreseen, could have, a Material Adverse Effect on such party. Each party shall promptly provide the other (or its counsel) copies of all filings made by such party with any state or federal Governmental Entity in connection with this Agreement and the transactions contemplated hereby.

       4.2.   No Solicitation.

              (a) The Company shall not, directly or indirectly, through any officer, director, employee, representative or agent of the Company or any of its Subsidiaries, solicit or knowingly encourage the initiation of any inquiries regarding any Acquisition Transactions or Acquisition Proposals (as hereinafter defined). The Company shall promptly notify the Parent in writing if any such proposal or offer, or any inquiry or contact with any person with respect thereto, is made and shall, in any such notice to the Parent, indicate in reasonable detail the identity of the offeror and the terms and conditions of any proposal or offer, or any such inquiry or contact.

              (b) If the Board of Directors of the Company receives a request for confidential information from a potential bidder for the Company, and the Board of Directors of the Company determines, after consultation with independent counsel, that the Board of Directors of the Company has a fiduciary obligation to provide such information to such potential bidder, then the Company may, subject to customary confidentiality agreements, provide such potential bidder with access to information regarding the Company. Without limiting the foregoing, the Company agrees that any violation of the restrictions set forth in this Section 4.2 by any officer of the Company or any of its Subsidiaries or any investment banker or other advisor retained by the Company, whether or not such person is purporting to act on behalf of the Company or otherwise, will be deemed a breach by the Company of the provisions of this Agreement. The Company agrees to use its reasonable best efforts to ensure that the officers, directors and employees of the Company and its Subsidiaries and any investment banker or other advisor or representative retained by the Company are aware of the restrictions described in this Section
4.2. Subject to the applicable fiduciary duties of directors of the Company, as determined by such directors after consultation with independent counsel, the Company agrees not to release any third party from any confidentiality or standstill agreement to which the Company is a party.

              (c) The Company agrees that, subject to the fiduciary duties of the directors of the Company, as determined by such directors after consultation with independent counsel, neither the Board of Directors of the Company nor any committee thereof will (i) withdraw or modify, or propose to withdraw or modify, in any manner adverse to the Parent or the Merger Sub the approval or recommendation by the Board of Directors of the Company of the Merger or this Agreement, or (ii) approve or recommend, or propose to approve or recommend, any Acquisition Transaction other than the Merger.

              (d) Notwithstanding the foregoing, nothing contained in this Agreement will prevent (i) the Board of Directors of the Company or any committee thereof from approving or recommending to the Company's stockholders any unsolicited tender offer or exchange offer by a third party pursuant to Rules 14d-9 and 14e-2 under the Exchange Act (and, in connection therewith, withdrawing or modifying the approval or recommendation of the Board of Directors of the Company of the Merger or this Agreement) if required in the exercise of their fiduciary duties, as determined by such directors after consultation with independent counsel or (ii) the Board of Directors of the Company in the exercise of their fiduciary duties and after consulting with independent counsel, from considering, negotiating and approving another unsolicited bona fide proposal or offer which the Board of Directors determines in good faith, after consultation with its financial advisors, may result in a transaction more favorable to the Company's stockholders from a financial point of view than the transaction contemplated by this Agreement.

       4.3. Tax-Free Reorganization. During the period from the date of this Agreement through the Effective Time, unless the other parties shall otherwise agree in writing, none of the Parent, the Merger Sub, any other Subsidiary of the Parent, the Company or any Subsidiary of the Company shall knowingly take or fail to take any action, which action or failure to act would jeopardize qualification of the Merger as a reorganization with the meaning of Section 368(a) of the Code.

       4.4. Notices of Certain Events. Each of the Company or the Parent, as appropriate, shall promptly notify the other of receipt of:

              (a) any notice or other communication from any person or Governmental Entity alleging that the consent of such person is or may be required in connection with, or that any rights or properties of the Company may be lost or subjected to any preferential purchase or other similar rights by reason of, the transactions contemplated by this Agreement;

              (b) any notice or other communication from any Governmental Entity in connection with the transactions contemplated by this Agreement; and

              (c) notice of the inception of any actions, suits, claims, investigations or proceedings commenced or, to its knowledge threatened, against, relating to or involving or otherwise affecting the Company or the Parent or any respective Subsidiary that, if pending on the date of this Agreement, would have been required to have been disclosed pursuant to Section 3.1(f) or Section 3.2(f) or that relate to the consummation of the transactions contemplated by this Agreement.

                                   ARTICLE V

                             ADDITIONAL AGREEMENTS

       5.1. Stockholders Meetings. The Company shall call a meeting of its stockholders to be held as promptly as practicable following the date that the Registration Statement becomes effective for the purpose of voting upon the Merger and related matters. The Company will, through its Board of Directors and subject to Section 4.2, recommend to its stockholders approval of the Merger. The Company and the Parent shall coordinate and cooperate with respect to the timing of such meeting, and the Company shall use its reasonable best efforts to hold such meeting as soon as practicable after the date hereof.

       5.2. Preparation of Registration Statement and the Proxy Statement. The Company shall promptly prepare and file with the SEC the Proxy Statement and the Parent shall promptly prepare and file with the SEC the Registration Statement, in which the Proxy Statement will be included as a prospectus. The Parent shall use its reasonable best efforts to have the Registration Statement declared effective under the Securities Act as promptly as practicable after such filing. The Parent shall also take any action (other than qualifying to do business in any jurisdiction in which it is now not so qualified) required to be taken under any applicable state securities laws in connection with the issuance of Parent Common Stock in the Merger and upon the cancellation of Company Stock Options pursuant to Section 5.9(c), and the Company shall furnish all information concerning the Company and the holders of Company Common Stock as may be reasonably requested in connection with any such action.

       5.3. Letter of the Company's Accountants. The Company shall use its reasonable best efforts to cause to be delivered to the Parent a letter of Arthur Andersen LLP, the Company's independent auditors, dated a date within ten business days before the date on which the Registration Statement shall become effective and addressed to the Parent, in form and substance reasonably satisfactory to the Parent and customary in scope and substance for letters delivered by independent public accountants in connection with registration statements similar to the Registration Statement.

       5.4. Letter of the Parent's Accountants. The Parent shall use its reasonable best efforts to cause to be delivered to the Company a letter of Arthur Andersen LLP, the Parent's independent auditors, dated a date within ten business days before the date on which the Registration Statement shall become effective and addressed to the Company, in form and substance reasonably satisfactory to the Company and customary in scope and substance for letters delivered by independent public accountants in connection with registration statements similar to the Registration Statement.

       5.5. Access to Information. Upon reasonable notice, the Company and the Parent shall each (and shall cause each of their respective Subsidiaries to) afford to the officers, employees, accountants, counsel and other representatives of the other, access, during normal business hours during the period prior to the Effective Time, to all of its properties, books, contracts, commitments and records and, during such period, each of the Company and the Parent shall (and shall cause each of their respective Subsidiaries to) furnish promptly to the other (a) a copy of each report, schedule, registration statement and other document filed or received by it during such period pursuant to the requirements of federal securities laws and (b) all other information concerning its business, properties and personnel as such other party may reasonably request. Unless otherwise required by law, the parties will hold any such information that is nonpublic in accordance with the terms of the Confidentiality Agreements described in Section 8.5, and in the event of termination of this Agreement for any reason each party shall promptly return all nonpublic documents obtained from any other party, and any copies made of such documents, to such other party.

       5.6. Legal Conditions to Merger. Each of the Company, the Parent and the Merger Sub will take all reasonable actions necessary to comply promptly with all legal requirements that may be imposed on itself with respect to the Merger (including furnishing all information required under the HSR Act and in connection with approvals of or filings with any other Governmental Entity) and will promptly cooperate with and furnish information to each other in connection with any such requirements imposed upon any of them or any of their Subsidiaries in connection with the Merger. Each of the Company, the Parent and the Merger Sub will, and will cause its Subsidiaries to, take all reasonable actions necessary to obtain (and will cooperate with each other in obtaining) any consent, authorization, waiver, order or approval of, or any exemption by, any Governmental Entity or other public or private third party, required to be obtained or made by the Parent, the Company or any of their Subsidiaries in connection with the Merger or the taking of any action contemplated thereby or by this Agreement.

       5.7. Stock Exchange Listing. The Parent shall use all reasonable efforts to cause the shares of Parent Common Stock to be issued in the Merger to be approved for listing on the NYSE, subject to official notice of issuance, prior to the Closing Date.

       5.8 Public Announcements. The parties hereto shall consult with each other concerning any proposed press release or public announcement pertaining to the transactions contemplated by this Agreement and shall use their reasonable best efforts to agree upon the text of any such press release or the making of such public announcement prior to the public dissemination thereof and prior to making any filings with any Governmental Entity or national securities exchange with respect thereto.

       5.9.   Company Stock Plans.

              (a) The Parent and the Company shall take such actions as shall be necessary or required to permit the Parent to, and the Parent shall, effective at the Effective Time, (A) assume each option to purchase shares of Company Common Stock which is outstanding immediately prior to the Effective Time pursuant to the Company's Stock Plans and which remains unexercised in whole or in part as of the Effective Time and (B) substitute shares of Parent Common Stock and cash (as provided hereinbelow) for the shares of Company Common Stock purchasable under each such assumed option ("Assumed Option"), which assumption and substitution shall be effected as follows:

                     (i) the Assumed Option shall not give the optionee additional benefits which such optionee did not have under the Company Stock Option before such assumption nor diminish the benefits which such options did have, and shall be assumed on the same terms and conditions as the Company Stock Option being assumed (including the applicable provision for full vesting upon consummation of the Merger, as provided in the terms of the applicable Company Stock Plans or any agreement between the Company and the option holder entered into as of the date of this Agreement), subject to clauses (ii) and (iii) below;

                     (ii) the number of shares of Parent Common Stock purchasable and cash receivable upon exercise of an Assumed Option in accordance with its terms shall be equal to the number of shares of Parent Common Stock (subject to adjustments in Parent Common Stock effected following the Merger in accordance with the terms of the Assumed Options) and the amount of cash that the holder of an Assumed Option would have received upon consummation of the Merger had the Assumed Option been exercised (without regard to any restrictions on exercisability) in full for Company Common Stock immediately prior to the Effective Time; and

                     (iii) the exercise price per Assumed Option after the Effective Time shall remain unchanged, and shall be the same as the exercise price per Assumed Option immediately prior to the Effective Time.

              (b) The Parent shall take all corporate action necessary to reserve for issuance a sufficient number of shares of Parent Common Stock for delivery upon exercise of the Assumed Options, and, as soon as practicable after the Effective Time, the Parent shall file with the SEC a registration statement on Form S-8 (or other appropriate form) with respect to the shares of Parent Common Stock subject to the Assumed Options and use its reasonable efforts to maintain the effectiveness of such registration statement for so long as any of the Assumed Options remain outstanding.

              (c) The Parent and the Company shall take such actions as shall be necessary or required for the issuance of the Company Common Stock in accordance with the terms of the Company's Non-Employee Director Compensation Plan and pursuant to the applicable summary previously submitted by the Company to Parent.

       5.10.  Fees and Expenses.

              (a) If this Agreement is terminated pursuant to Sections 7.1(b), 7.1(c), 7.1(e) or 7.1(f), the party terminating this Agreement shall be paid by the other party hereto, within five business days after written request from time to time delivered, all out-of-pocket expenses and fees (including, without limitation, fees and expenses payable to investment banking firms and other financial advisors and their respective counsel, accountants, engineers, outside counsel, experts and consultants) actually incurred by the terminating party or its Subsidiaries on its or their behalf in connection with the consummation of all transactions contemplated by this Agreement (the "Merger Expenses"); provided, however, that the Merger Expenses paid under this Section 5.10(a) shall not exceed a maximum of $900,000.

              (b) If this Agreement is terminated pursuant to Section 7.1(h)(ii) or (iii) or Section 7.1(i), and neither the Parent nor the Merger Sub is in material breach of its representations, warranties, covenants and agreements under this Agreement then the Company shall promptly, but in no event later than five business days after written demand from the Parent, pay the Parent a fee of $12,000,000, payable in same day funds. If either (i) (A) an Acquisition Proposal is made prior to a meeting of Company stockholders held for the purpose of approving this Agreement and the transactions contemplated thereby and prior to termination of this Agreement by its terms, (B) this Agreement is terminated pursuant to Section 7.1(b), 7.1(d)(i), 7.1(f), or 7.1(h)(i), (C) neither the Parent nor Merger Sub is in material breach of its representations, warranties, covenants and agreements under this Agreement, and (D) at any time prior to the date which is nine months after the termination of the Agreement an "Acquisition Transaction" is consummated or (ii) an Acquisition Transaction is consummated prior to the termination of this Agreement and neither Parent nor Merger Sub is in material breach of its representations, warranties, covenants and agreements under this Agreement, then the Company shall promptly, but in no event later than five business days after written demand of Parent, pay Parent a fee of $12,000,000. For purposes of this Agreement, the term "Acquisition Transaction" shall mean (i) the merger or consolidation of the Company or any of its Significant Subsidiaries (within the meaning of Rule 1-02 of Regulation S-X promulgated by the SEC) of the Company in a transaction which results in the stockholders of the Company receiving securities, cash or other consideration for their shares of Company Common Stock, (ii) the sale, lease or other disposition of all or substantially all of the assets of the Company or any of its Significant Subsidiaries or the sale by the Company of at least a majority of the equity securities of any of its Significant Subsidiaries, (iii) a tender or exchange offer for at least a majority of the equity securities of the Company or any of its Significant Subsidiaries, (iv) any corporation, partnership trust, association, entity or group (as defined in Section 13(d)(3) of the Exchange Act), other than Parent or Merger Sub, shall have acquired beneficial ownership of 50% or more of the outstanding shares of Company Common Stock, other than acquisitions for bona fide arbitrage purposes or (v) similar transactions involving the Company or any of its Significant Subsidiaries, but in each case excluding transactions solely among or between the Company and its wholly owned Subsidiaries (any of the foregoing transactions being referred to herein as an "Acquisition Transaction"). As used herein, "Acquisition Proposal" shall mean any (i) publicly announced proposal, (ii) regulatory application or notice (whether in draft or final form), (iii) agreement or understanding, (iv) disclosure of an intention to make a proposal, or (v) amendment to any of the foregoing, made or filed on or after the date of this Agreement, in each case with respect to: (A) an Acquisition Transaction, or (B) after the date of this Agreement, a purchase or other acquisition (including by way of share exchange, tender offer or otherwise) by any corporation, partnership, person, trust, association, entity, or group (as defined in Section 13(d)(3) of the Exchange Act), other than the Parent or the Merger Sub, of securities representing 20% or more of the voting power of the Company or any Significant Subsidiary. Notwithstanding the foregoing, the fee paid pursuant to this Section 5.10(b) shall be reduced by any payment made by the Company to the Parent pursuant to Section 5.10(a).

              (c) Except as set forth in Sections 5.10(a) and (b), all costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such expense, except that expenses incurred in connection with printing and mailing the Proxy Statement and the Registration Statement shall be shared equally.

       5.11. Brokers or Finders. Each of the Parent and the Company represents, as to itself and its Subsidiaries, that no agent, broker, investment banker, financial advisor or other firm or person is or will be entitled to any broker's or finder's fee or any other commission or similar fee in connection with any of the transactions contemplated by this Agreement, except Petrie Parkman, whose fees and expenses will be paid by the Company in accordance with the Company's agreement with such firm (a copy of which has been delivered by the Company to the Parent prior to the date of this Agreement), and Merrill Lynch, whose fees and expenses will be paid by the Parent in accordance with the Parent's agreement with such firm (a copy of which has been delivered by the Parent to the Company prior to the date of this Agreement), and each of the Parent and the Company, respectively, agree to indemnify and hold the other harmless from and against any and all claims, liabilities or obligations with respect to any other fees, commissions or expenses asserted by any person on the basis of any act or statement alleged to have been made by such party or its affiliate.

       5.12.  Indemnification.

              (a) From and after the Effective Time, the Parent and the Surviving Corporation shall, jointly and severally, to the fullest extent permitted under applicable law, indemnify, defend and hold harmless each person who is now, or has been at any time prior to the date hereof or who becomes prior to the Effective Time, an officer, director or employee of the Company or any of its Subsidiaries (the "Indemnified Parties") against (i) all losses, claims, damages, costs, expenses, liabilities or judgments or amounts that are paid in settlement with the approval of the indemnifying party (which approval shall not be unreasonably withheld) of or in connection with any claim, action, suit, proceeding or investigation based in whole or in part on or arising in whole or in part out of the fact that such person is or was a director, officer or employee of the Company or any Subsidiary, whether pertaining to any matter existing or occurring at or prior to the Effective Time and whether asserted or claimed prior to, or at or after, the Effective Time ("Indemnified Liabilities") and (ii) all Indemnified Liabilities based in whole or in part on, or arising in whole or in part out of, or pertaining to this Agreement or the transactions contemplated hereby, (and the Parent and the Surviving Corporation, as the case may be, will pay expenses in advance of the final disposition of any such action or proceeding to each Indemnified Party to the fullest extent permitted by applicable law upon receipt of any undertaking contemplated by Section 145(e) of the DGCL). Without limiting the foregoing, in the event any such claim, action, suit, proceeding or investigation is brought against any Indemnified Party (whether arising before or after the Effective Time), (i) the Indemnified Parties may retain counsel satisfactory to them and the Company (or them and the Parent and the Surviving Corporation after the Effective Time); (ii) the Company (or after the Effective Time, the Parent and the Surviving Corporation) shall pay all reasonable fees and expenses of such counsel for the Indemnified Parties promptly as statements therefor are received; and (iii) the Company (or after the Effective Time, the Parent and the Surviving Corporation) will use all reasonable efforts to assist in the vigorous defense of any such matter, provided that neither the Company, the Parent nor the Surviving Corporation shall be liable for any settlement of any claim effected without its written consent, which consent, however, shall not be unreasonably withheld. Any Indemnified Party wishing to claim indemnification under this Section 5.12, upon learning of any such claim, action, suit, proceeding or investigation, shall notify the Company, the Parent, or the Surviving Corporation (but the failure so to notify an indemnified party shall not relieve it from any liability that it may have under this Section 5.12 except to the extent such failure materially prejudices such party), and shall deliver to the Company (or after the Effective Time, the Parent and the Surviving Corporation) the undertaking contemplated by Section 145(e) of the DGCL. With respect to any claims, the Indemnified Parties as a group may retain only one law firm to represent them with respect to each such matter unless there is, under applicable standards of professional conduct, a conflict of any significant issue between the positions of any two or more Indemnified Parties.

              (b) Without limiting the provisions of Section 5.12(a), each Indemnified Party shall continue to have all of the rights to indemnification and reimbursement set forth in the Company's current Certificate of Incorporation and Bylaws and the Parent and Surviving Corporation hereby assume as of the Effective Time the indemnification and reimbursement obligations of the Company set forth in the Company's current Certificate of Incorporation and Bylaws. In the event that the provisions of Section 5.12(a) are less favorable to an Indemnified Party than the provisions of the Company's current Certificate of Incorporation or Bylaws, then the provisions of the Company's current Certificate of Incorporation and Bylaws shall be applicable to the Parent's and Surviving Corporation's indemnification and reimbursement obligations to such Indemnified Party.

              (c) The provisions of this Section 5.12 are intended to be for the benefit of, and shall be enforceable by, each Indemnified Party and each such Indemnified Party's heirs and representatives.

       5.13. Additional Agreements; Reasonable Efforts. Subject to the terms and conditions of this Agreement, each of the parties hereto agrees to use all reasonable efforts promptly to take, or cause to be taken, all action and to do, or cause to be done, all things necessary, proper or advisable under applicable laws and regulations to consummate and make effective the transactions contemplated by this Agreement. Notwithstanding anything in this Agreement to the contrary, the Company shall not be obligated to use its reasonable efforts or to take any action (or omit to take any action) pursuant to this Agreement, if the Board of Directors of the Company shall conclude, after consultation with counsel, in good faith that such efforts, action or omission would violate the fiduciary obligations of such Board of Directors under applicable law. In case at any time after the Effective Time any further action is necessary or desirable to carry out the purposes of this Agreement or to vest the Surviving Corporation with full title to all properties, assets, rights, approvals, immunities and franchises of either of the Constituent Corporations, the proper officers and directors of each party to this Agreement shall take all such necessary action.

                                   ARTICLE VI

                              CONDITIONS PRECEDENT

       6.1. Conditions to Each Party's Obligation to Effect the Merger. The respective obligation of each party to effect the Merger shall be subject to the satisfaction prior to the Closing Date of the following conditions:

              (a) Stockholder Approval. This Agreement shall have been approved and adopted by the affirmative vote of the holders of a majority of the outstanding shares of Company Common Stock as required by the DGCL and applicable charter provisions.

              (b) NYSE Listing. The shares of Parent Common Stock issuable to the Company stockholders pursuant to this Agreement and such other shares required to be reserved for issuance in connection with the Merger shall have been authorized for listing on the NYSE subject to official notice of issuance.

              (c)    Other Approvals.  Other than the filing provided for by
Section 1.2, all authorizations, consents, orders or approvals of, or declarations or filings with, or expirations of waiting periods imposed by, any Governmental Entity the failure to obtain which would have a Material Adverse Effect on the Parent shall have been filed, occurred or been obtained. The Parent shall have received all state securities or "Blue Sky" permits and other authorizations necessary to issue the Parent Common Stock in exchange for the Company Common Stock and to consummate the Merger.

              (d) Registration Statement. The Registration Statement shall have become effective under the Securities Act and shall not be the subject of any stop order or proceedings seeking a stop order.

       6.2. Conditions of Obligations of the Parent and the Merger Sub. The obligations of the Parent and the Merger Sub to effect the Merger are subject to the satisfaction of the following conditions unless waived by the Parent and the Merger Sub:

              (a) Representations and Warranties. The representations and warranties of the Company set forth in this Agreement shall be true and correct in all material respects as of the date of this Agreement and (except to the extent such representations and warranties speak as of an earlier date) as of the Closing Date as though made on and as of the Closing Date, except as otherwise contemplated by this Agreement, and the Parent shall have received a certificate signed on behalf of the Company by the Chief Executive Officer or the President and by the Chief Financial Officer of the Company to such effect.

              (b) Performance of Obligations of the Company. The Company shall have performed in all material respects all obligations required to be performed by it under this Agreement at or prior to the Closing Date, or upon the consummation of the transactions contemplated hereby, and the Parent shall have received a certificate signed on behalf of the

Company by the Chief Executive Officer or the President and by the Chief Financial Officer of the Company to such effect.

                 (c) Opinion of U.S. Counsel. Parent shall have received an opinion of counsel from Baker & Botts, L.L.P., special United States counsel to the Company, dated the Effective Time, substantially to the effect that:

                          (i)     The incorporation, good standing and
         capitalization of the Company are as stated in this Agreement; the authorized shares of Company Common Stock are as stated in this Agreement; all outstanding shares of Company Common Stock are duly and validly authorized and issued, fully paid and non-assessable and have not been issued in violation of any preemptive right of stockholders; and, to the knowledge of such counsel, there is no existing option, warrant, right, call, subscription or other agreement or commitment obligating the Company to issue or sell, or to purchase or redeem, any shares of its capital stock other than as stated in this Agreement.

                          (ii) The Company has corporate power and authority to execute, deliver and perform this Agreement and this Agreement has been duly authorized, executed and delivered by the Company, and (assuming the due and valid authorization, execution and delivery by Parent and Merger Sub) constitutes the legal, valid and binding agreement of the Company enforceable against the Company in accordance with its terms, except to the extent enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer or other similar laws of general applicability relating to or affecting the enforcement of creditors' rights and by the effect of general principles of equity (regardless of whether enforceability is considered in a proceeding in equity or at law).

                          (iii) To the knowledge of such counsel, there are no actions, suits or proceedings, pending or threatened against or affecting the Company or its Subsidiaries, at law or in equity or before or by any court, governmental department, commission, board, bureau, agency or instrumentality, or before any arbitrator of any kind which seek to restrain, prohibit or invalidate the transactions contemplated by this Agreement.

                          (iv) The execution and performance by the Company of this Agreement will not violate the Certificate of Incorporation or By-laws of the Company or the charter or By-laws of any of its Subsidiaries, and, to the knowledge of such counsel, will not violate, result in a breach of, or constitute a default under, any material lease, mortgage, contract, agreement, instrument, law, rule, regulation, judgment, order or decree to which the Company or any of its Subsidiaries is a party or to which they or any of their properties or assets may be bound.

                          (v) To the knowledge of such counsel, no consent, approval, authorization or order of any court or governmental agency or body which has not been obtained is required on behalf of the Company or any of its Subsidiaries for consummation of the transactions contemplated by this Agreement.

                          (vi) At the time the Registration Statement became effective, the Registration Statement (other than the financial statements, financial data, engineering data, statistical data and supporting schedules included therein, and information relating to or supplied by Parent or Merger Sub as to which such counsel expresses no opinion) complied as to form in all material respects with the requirements of the Securities Act and the Exchange Act and the rules and regulations of the SEC thereunder.

         In addition, there shall be a statement to the effect that in the course of the preparation of the Registration Statement and the Proxy Statement such counsel has considered the information set forth therein in light of the matters required to be set forth therein, and has participated in conferences with officers and representatives of the Company and Parent, including their respective counsel and independent public accountants, during the course of which the contents of the Registration Statement and the Proxy Statement and related matters were discussed. Such counsel has not independently checked the accuracy or completeness of, or otherwise verified, and accordingly is not passing upon, and does not assume responsibility for, the accuracy, completeness or fairness of the statements contained in the Registration Statement or the Proxy Statement; and such counsel has relied as to materiality, to a large extent, upon the judgment of officers and representatives of the Company and Parent. However, as a result of such consideration and participation, nothing has come to such counsel's attention which causes such counsel to believe that the Registration Statement (other than the financial statements, financial data, engineering data, statistical data and supporting schedules included therein, and information relating to or supplied by Parent or Merger Sub, as to which such counsel expresses no belief), at the time it became effective, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading or that the Proxy Statement (other than the financial statements, financial data, engineering data, statistical data and supporting schedules included therein, and information relating to or supplied by Parent or Merger Sub, as to which such counsel expresses no belief), at the time the Registration Statement became effective, included any untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

         In rendering such opinion, counsel for the Company may rely as to matters of fact upon the representations of officers of the Company and its Subsidiaries contained in any certificate delivered to such counsel and certificates of public officials which certificates should be attached to and delivered with such opinion. Such opinion shall be limited to the General Corporation Law of the State of Delaware and the laws of the United States of America.

                 (d) Opinion of Egyptian Counsel. Parent shall have received an opinion of counsel from Hashem, Ibrahim & Tawfik, Egyptian counsel to the Company, dated the

Effective Time, substantially to the effect that, (i) each Concession Agreement is a duly authorized and valid agreement of the Arab Republic of Egypt and, after due inquiry, is in full force and effect, (ii) no consent or approval by any Egyptian Government Entity is required in connection with the consummation of the Merger and the transaction contemplated by this Agreement, and (iii) neither the Merger nor any of the other transactions contemplated by this Agreement will conflict with or breach any of the terms or provisions of the Concession Agreements.

              (e) Consents Under Agreements. The Company shall have obtained the consent or approval of each person (other than the Governmental Entities referred to in Section 6.1(c)) whose consent or approval shall be required in order to permit the succession by the Surviving Corporation pursuant to the Merger to any obligation, right or interest of the Company or any Subsidiary of the Company under any loan or credit agreement, note, mortgage, indenture, lease, Plan (as defined in Section 3.1(i)), or other agreement, obligation or instrument, except those for which failure to obtain such consents and approvals would not, in the reasonable opinion of the Parent, individually or in the aggregate, have a Material Adverse Effect on the Company, or upon the consummation of the transactions contemplated hereby.

              (f) No Amendments to Resolutions. Neither the Board of Directors of the Company nor any committee thereof shall have amended, modified, rescinded or repealed the resolutions, adopted by the Board of Directors at a meeting duly called and held on March 27, 1996 (accurate and complete copies of which have been provided to the Parent) and shall not have adopted any other resolutions in connection with this Agreement and the transactions contemplated hereby inconsistent with such resolutions.

              (g)    Dissenting Stockholders.    Holders of not more than 10%
of the outstanding shares of Company Common Stock shall have properly demanded appraisal rights for their shares under the DGCL.

              (h) No Injunctions or Restraints. No temporary restraining order, preliminary or permanent injunction or other order issued by any court of competent jurisdiction or other legal restraint or prohibition (an "Injunction") preventing the consummation of the Merger shall be in effect.

              (i) Other Documents. The Company shall have furnished to the Parent and Merger Sub at the Closing such other customary documents, certificates or instruments as may be reasonably requested by the Parent and Merger Sub.

       6.3. Conditions of Obligations of the Company. The obligations of the Company to effect the Merger is subject to the satisfaction of the following conditions unless waived by the Company:

              (a) Representations and Warranties. The representations and warranties of the Parent and the Merger Sub set forth in this Agreement shall be true and correct in all material respects as of the date of this Agreement and (except to the extent such representations speak as of an earlier date) as of the Closing Date as though made on and as of the Closing Date, except as otherwise contemplated by this Agreement and except for inaccuracies which would not have a Material Adverse Effect on the Parent, and the Company shall have received a certificate signed on behalf of the Parent by the Chief Executive Officer or the President and by the Chief Financial Officer of the Parent to such effect.

              (b) Performance of Obligations of the Parent and the Merger Sub. The Parent and the Merger Sub shall have performed, in all material respects, all obligations required to be performed by them under this Agreement at or prior to the Closing Date, except for the breach or breaches of such obligations the adverse consequences of which would not in the aggregate have a Material Adverse Effect on the Parent, or upon the consummation of the transactions contemplated hereby and the Company shall have received a certificate signed on behalf of the Parent by the Chief Executive Officer or the President and by the Chief Financial Officer of the Parent to such effect.

              (c) Opinion of Counsel. The Company shall have received opinions from Z.S. Kobiashvili, General Counsel of Parent, and Andrews & Kurth L.L.P., dated the Effective Time covering, collectively and substantially, the opinions expressed below:

                     (i) The incorporation and good standing of Parent and Merger Sub are as stated in this Agreement; the authorized shares of Parent and Merger Sub are as stated in this Agreement; all outstanding shares of Parent Common Stock are duly and validly authorized and issued, fully paid and nonassessable and have not been issued in violation of any preemptive right of any stockholders; and, to the knowledge of such counsel, there is no existing option, warrant, right, call, subscription or other agreement or commitment obligating the Parent to issue or sell, or to purchase or redeem, any shares of capital stock other than as stated in this Agreement.

                     (ii) Each of Parent and Merger Sub has corporate power and authority to execute, deliver and perform this Agreement and this Agreement has been duly authorized, executed and delivered by Parent or Merger Sub, as the case may be, and (assuming due and valid authorization, execution and delivery by the Company) constitutes the legal, valid and binding agreement of Parent or Merger Sub enforceable against Parent or Merger Sub in accordance with its terms, except to the extent enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer or other similar laws of general applicability relating to or affecting the enforcement of creditors' rights and by the effect of general principles of equity (regardless of whether enforceability is considered in a proceeding in equity or at law).

                     (iii) The execution and performance by Parent and Merger Sub of this Agreement will not violate the Certificates of Incorporation or By-Laws of Parent and Merger Sub, respectively, and, to the knowledge of such counsel, will not violate, result in a breach of or constitute a default under any material lease, mortgage, contract, agreement, instrument, law, rule, regulation, judgment, order or decree to which Parent and Merger Sub is a party or by which they or any of their properties or assets may be bound.

                     (iv) To the knowledge of such counsel, no consent, approval, authorization or order of any court or governmental agency or body which has not been obtained is required on behalf of Parent and Merger Sub for the consummation of the transactions contemplated by this Agreement.

                     (v) To the knowledge of such counsel, there are no actions, suits or proceedings, pending or threatened against or affecting Parent and Merger Sub, at law or in equity or before or by any court, governmental department, commission, board, bureau, agency or instrumentality, or before any arbitrator of any kind which seek to restrain, prohibit or invalidate the transactions contemplated by this Agreement.

                     (vi) At the time the Registration Statement became effective, the Registration Statement (other than the financial statements, financial data, engineering data, statistical data and supporting schedules included therein, and information relating to or supplied by the Company as to which such counsel expresses no opinion) complied as to form in all material respects with the requirements of the Securities Act and the Exchange Act and the rules and regulations of the SEC thereunder.

                     (vii) The shares of Parent Common Stock to be issued pursuant to this Agreement will be, when so issued, duly authorized, validly issued and outstanding, fully paid and nonassessable.

       In addition, there shall be a statement to the effect that in the course of the preparation of the Registration Statement and the Proxy Statement such counsel has considered the information set forth therein in light of the matters required to be set forth therein, and has participated in conferences with officers and representatives of the Company and Parent, including their respective counsel and independent public accountants, during the course of which the contents of the Registration Statement and the Proxy Statement and related matters were discussed. Such counsel has not independently checked the accuracy or completeness of, or otherwise verified, and accordingly is not passing upon, and does not assume responsibility for, the accuracy, completeness or fairness of the statements contained in the Registration Statement or the Proxy Statement; and such counsel has relied as to materiality, to a large extent, upon the judgment of officers and representatives of the Company and Parent. However, as a result of such consideration and participation, nothing has come to such counsel's attention which causes such counsel to believe that the Registration Statement (other than the financial statements, financial data, engineering data, statistical data and supporting schedules included therein, and information relating to or supplied by the Company as to which such counsel expresses no belief), at the time it became effective, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading or that the Proxy Statement (other than the financial statements, financial data, engineering data, statistical data and supporting schedules included therein, and information relating to or supplied by the Company, as to which such counsel expresses no belief), at the time the Registration Statement became effective, included any untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

       In rendering such opinion, counsel for Parent may rely as to matters of fact upon the representations of officers of Parent or Merger Sub contained in any certificate delivered to such counsel and certificates of public officials, which certificates shall be attached to or delivered with such opinion. In rendering the opinion set forth in Section 6.3(c)(i) with respect to Parent Common Stock being fully paid and nonassessable and having not been issued in violation of any preemptive right of any stockholders, counsel for Parent may rely upon and assume the accuracy of prior opinions of counsel that the counsel rendering the opinion called for by this Section 6.3(c) has no reason to believe to be inaccurate in any relevant or material respect. The opinion called for by this Section 6.3(c) shall be limited to the General Corporation Law of the State of Delaware and the laws of the United States of America.

              (d) Consents Under Agreements. The Parent shall have obtained the consent or approval of each person (other than the Governmental Entities referred to in Section 6.1(c)) whose consent or approval shall be required in connection with the transactions contemplated hereby under any loan or credit agreement, note, mortgage, indenture, lease, Plan (as defined in Section 3.1(i)), or other agreement or instrument, except those for which failure to obtain such consents and approvals would not, in the reasonable opinion of the Company, individually or in the aggregate, have a Material Adverse Effect on the Parent, or upon the consummation of the transactions contemplated hereby.

              (e) No Amendments to Resolutions. Neither the Board of Directors of the Parent nor any committee thereof shall have amended, modified, rescinded or repealed the resolutions adopted by the Board of Directors at a meeting duly called and held on March 27, 1996 (accurate and complete copies of which have been provided to the Company) and shall not have adopted any other resolutions in connection with this Agreement and the transactions contemplated hereby inconsistent with such resolutions.

              (f) No Injunctions or Restraints. No Injunction preventing the consummation of the Merger shall be in effect.

              (g) Other Documents. Each of the Parent and the Merger Sub shall have furnished to the Company at the Closing such other customary documents, certificates or instruments as may be reasonably requested by the Company.

              (h) Tax Opinion. The Company shall have received an opinion of Andrews & Kurth L.L.P., special counsel to Parent, in form and substance reasonably satisfactory to the Company, effective as of the Closing Date and based on representations of the Company and Parent and certain assumptions regarding continuity of interest of Company stockholders, to the effect that (i) the Merger of the Merger Sub with and into the Company pursuant to the Merger Agreement and applicable state law will be treated for United States federal income tax purposes as a reorganization within the meaning of Section 368(a) of the Code; (ii) the Parent, the Merger Sub and the Company will each be a party to the reorganization within the meaning of Section 368(b) of the Code; and (iii) the stockholders of the Company will not recognize gain or loss as a result of the Merger, except to the extent such stockholders receive Cash Consideration or cash in lieu of fractional shares or pursuant to the exercise of dissenters' rights.

                                  ARTICLE VII

                           TERMINATION AND AMENDMENT

       7.1. Termination. This Agreement may be terminated at any time prior to the Effective Time, whether before or after approval of the matters presented in connection with the Merger by the stockholders of the Company or the Parent:

              (a)    by mutual consent of the Parent and the Company;

              (b) by the Parent if the Company shall have failed to comply in any material respect with any of its covenants or agreements contained in this Agreement required to be complied with by the Company prior to the date of such termination, which failure to comply has not been cured within ten business days following receipt by the Company of notice of such failure to comply;

              (c) by the Company if the Parent shall have failed to comply in any material respect with any of its covenants or agreements contained in this Agreement required to be complied with by the Parent prior to the date of such termination, which failure to comply has not been cured within ten business days following receipt by the Parent of notice of such failure to comply;

              (d) by either the Parent or the Company if (i) the Merger has not been effected on or prior to the close of business on August 31, 1996; provided, however, that the right to terminate this Agreement pursuant to this clause shall not be available to any party whose failure to fulfill any covenant or agreement contained in this Agreement has been the cause of, or resulted in, the failure of the Merger to have occurred on or prior to the aforesaid date; or (ii) any court of competent jurisdiction or any governmental, administrative or regulatory authority, agency or body shall have issued an order, decree or ruling or taken any other action permanently enjoining, restraining or otherwise prohibiting the transactions contemplated by this Agreement and such order, decree, ruling or other action shall have become final and nonappealable;

              (e) by the Company if there has been a breach by the Parent (which breach has not been cured within ten business days following receipt by the Parent of notice of the breach) of one or more representations or warranties (determined without regard to any qualification therein as to materiality) such that the adverse consequences of such breach or breaches would in the aggregate have a Material Adverse Effect on the Parent;

              (f) by the Parent if there has been a breach by the Company (which breach has not been cured within ten business days following receipt by the Company of notice of the breach) of one or more representations or warranties (determined without regard to any qualification therein as to materiality) such that the adverse consequences of such breach or breaches would in the aggregate have a Material Adverse Effect on the Company;

              (g) by the Parent or the Company if the stockholders of the Company shall have failed to approve the Merger at a duly held meeting of the stockholders of the Company or at any adjournment thereof;

              (h) by the Parent if (i) any corporation, partnership, person, trust, association, entity, or group (as defined in Section 13(d)(3) of the Exchange Act), other than the Parent or the Merger Sub, shall have acquired, or shall have been granted the option or right, conditional or otherwise, to acquire beneficial ownership of 50% or more of the outstanding shares of Company Common Stock, other than acquisitions for bona fide arbitrage purposes,
(ii) the Company shall have entered into an agreement with a third party with respect to any Acquisition Proposal or (iii) the board of directors of the Company shall have (A) withdrawn, modified or amended in any manner adverse to the Parent its approval of or recommendation in favor of the Merger, (B) recommended to the stockholders or authorized, approved, or proposed any Acquisition Proposal, or (C) resolved or publicly announced its intention to take any of the actions described in clause (A) or (B) hereof; or

              (i) by the Company if the Company or its shareholders receives a proposal to enter into an Acquisition Transaction which the Board of Directors of the Company determines in good faith, after consultation with its financial advisors, is likely to result in a transaction more favorable to the holders of Company Common Stock from a financial point of view than the transaction contemplated by this Agreement, and the Board of Directors determines in good faith, after consultation with outside counsel and consideration of such advice, that the recommendation to Company stockholders of the Merger proposal, or the failure to withdraw, modify or change its recommendation, would constitute a breach of fiduciary duties of the directors under applicable law.

In the event that Parent or the Company may terminate this Agreement pursuant to more than one of the provisions set forth above, such party may terminate this Agreement pursuant to all of such provisions and may seek reimbursement and payments pursuant to Section 5.10 as such terminating party deems most favorable.

       7.2. Effect of Termination. In the event of termination of this Agreement pursuant to Section 7.1, no party shall have any liability or obligation to the other parties, except that (i) the last sentence of Section 5.5, and Sections 5.10 and 5.11 shall survive such termination and (ii) nothing contained in this Section 7.2 shall relieve any party hereto from any liability for any wilful breach of this Agreement. Parent acknowledges and agrees that it shall be liable to the Company for the breach of this Agreement by the Merger Sub.

       7.3. Amendment. This Agreement may be amended by the parties hereto, by action taken or authorized by their respective Boards of Directors, at any time before or after approval of the matters presented in connection with the Merger by the stockholders of the Company, but, after any such approval, no amendment shall be made that changes the form or reduces the amount of consideration to be paid to the stockholders of the Company or that in any other way materially adversely affects the rights of such stockholders (other than a termination of this Agreement in accordance with the provisions hereof) without the further approval of such stockholders. This Agreement may not be amended except by an instrument in writing signed on behalf of each of the parties hereto.

       7.4. Extension; Waiver. At any time prior to the Effective Time, the parties hereto may, to the extent legally allowed, (i) extend the time for the performance of any of the agreements or covenants or other acts of the other parties hereto, (ii) waive any inaccuracies in the representations and warranties contained herein or in any document delivered pursuant hereto and
(iii) waive compliance with any of the agreements, covenants or conditions contained herein. Any agreement on the part of a party hereto to any such extension or waiver shall be valid only if set forth in a written instrument signed on behalf of such party.

                                  ARTICLE VIII

                               GENERAL PROVISIONS

       8.1. Nonsurvival of Representations and Warranties. None of the representations and warranties in this Agreement or in any instrument delivered pursuant to this Agreement shall survive the Effective Time.

       8.2. Notices. All notices and other communications hereunder shall be in writing and shall be deemed given if delivered personally, telecopied (which is confirmed) or mailed by registered or certified mail (return receipt requested) to the parties at the following addresses (or at such other address for a party as shall be specified by like notice):

              (a)    if to the Parent or the Merger Sub, to:
                     Apache Corporation
                     2000 Post Oak Blvd., Suite 100
                     Houston, Texas 77056
                     Attention:  President
                     Fax:  (713) 296-6460

              with copies to:
                     Apache Corporation
                     2000 Post Oak Blvd., Suite 100
                     Houston, Texas 77056

                     Attention:  General Counsel
                     Fax:  (713) 296-6458
              and
                     Andrews & Kurth L.L.P.
                     4200 Texas Commerce Tower
                     Houston, Texas 77002
                     Attention: James M. Prince
                     Fax:  (713) 220-4285
              and

              (b)    if to the Company, to
                            The Phoenix Resource Companies, Inc.
                     6525 N. Meridian Avenue, Suite 102
                     Oklahoma City, Oklahoma 73116-1491
                     Attention:  President
                     Fax:  (405) 758-5259

              with a copy to:
                     Baker & Botts, L.L.P.
                     2001 Ross Ave., 7th Floor
                     Dallas, Texas 75201
                     Attention: Michael A. Saslaw
                     Fax: (214) 953-6503

       8.3. Interpretation. When a reference is made in this Agreement to Sections, such reference shall be to a Section of this Agreement unless otherwise indicated. The table of contents and headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. Whenever the words "include," "includes" or "including" are used in this Agreement, they shall be deemed to be followed by the words "without limitation." The phrase "made available" in this Agreement shall mean that the information referred to has been made available if requested by the party to whom such information is to be made available.

       8.4. Counterparts. This Agreement may be executed in two or more counterparts and by different parties hereto in separate counterparts and may be delivered by means of facsimile transmission or otherwise, each of which when so executed and delivered shall be deemed to be an original and all of which when taken together shall constitute but one and the same agreement. If any party elects to execute and deliver a counterpart signature page by means of facsimile transmission, it shall deliver an original of such counterpart to each of the other party hereto within five days of the date hereof, but in no event will the failure to do so affect on any way the validity of the facsimile signature or its delivery.

       8.5. Entire Agreement; No Third Party Beneficiaries. This Agreement (including the documents and the instruments referred to herein) (a) constitutes the entire agreement and supersedes all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof other than those two certain Confidentiality Agreements dated July 14, 1995 by and between the Parent and the Company, which shall remain in full force and effect subject to the last two sentences of this Section 8.5, and (b) except as provided in Article II and Sections 5.9 and 5.12, is not intended to confer upon any person other than the parties hereto any rights or remedies hereunder. To the extent that any provision of this Agreement is inconsistent with any provision of the Confidentiality Agreements, the provisions of this Agreement shall control. Without limiting the generality of the foregoing, (a) this Agreement and the transactions contemplated hereby shall not constitute a violation of paragraph 11 of that certain Confidentiality Agreement in which the Parent agreed not to disclose the confidential information of the Company, and (b) ordinary and customary disclosure by the parties hereto to their shareholders, financial analysts, the investment community, the press and the public (subject to Section 5.8 hereof) regarding the parties hereto and the transactions contemplated by this Agreement shall not constitute a violation of either of the Confidentiality Agreements.

       8.6. Governing Law. This Agreement shall be governed and construed in accordance with the laws of the State of Delaware.

       8.7. Assignment. Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any of the parties hereto (whether by operation of law or otherwise) without the prior written consent of the other parties, except that the Merger Sub may assign, in its sole discretion, any or all of its rights, interests and obligations hereunder to the Parent or to any direct or indirect wholly owned Subsidiary of the Parent. Subject to the preceding sentence, this Agreement will be binding upon, inure to the benefit of and be enforceable by the parties hereto and their respective successors and assigns.

       8.8. Severability. If any provision of this Agreement is held to be illegal, invalid or unenforceable, under present or future laws, such provision shall be fully severable; this Agreement shall be construed and enforced as if such illegal, invalid, or unenforceable provision had never comprised a part of this Agreement; and the remaining provisions of this Agreement shall remain in full force and effect and shall not be affected by the illegal, invalid or unenforceable provision or by its severance from this Agreement. Furthermore, in lieu of each illegal, invalid or unenforceable provision, there should be added automatically as part of this Agreement a provision as similar in terms to such illegal, invalid or unenforceable provision as may be possible and be legal, valid and enforceable.

       8.9. Enforcement of this Agreement. The parties hereto agree that irreparable damage would occur in the event that any of the terms of provisions of this Agreement were not performed in accordance with their specific wording or were otherwise breached. It is accordingly agreed that each of the parties hereto shall be entitled to an injunction or injunctions to prevent reaches of this Agreement and to enforce specifically the terms and provisions hereof in any court located in the State of Delaware, such remedy being in addition to any other remedy to which any party may be entitled at law or in equity.

       IN WITNESS WHEREOF, the Parent, the Merger Sub and the Company have caused this Agreement to be executed effective as of the date first written above.

                             APACHE CORPORATION



                             By: /s/ Raymond Plank
                                --------------------------------------------
                                Raymond Plank
                                Chairman and Chief Executive Officer


                             YPY ACQUISITIONS, INC.


                             By: /s/ Raymond Plank
                                 --------------------------------------------
                                 Raymond Plank
                                 Chairman


                             THE PHOENIX
                              RESOURCE COMPANIES, INC.



                             By: /s/ George D. Lawrence Jr.
                                --------------------------------------------
                                George D. Lawrence Jr.
                                President